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                                                                       Exhibit B


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                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                 RENT-WAY, INC.

                                      AND

                           HOME CHOICE HOLDINGS INC.

                         DATED AS OF SEPTEMBER 1, 1998

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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of September 1, 1998, is made by and between Rent-Way, Inc., a Pennsylvania corporation ("Rent-Way"), and Home Choice Holdings Inc., a Delaware corporation ("HCI").

     WHEREAS, the Board of Directors of Rent-Way deems it advisable and in the best interests of Rent-Way's shareholders, and the Board of Directors of HCI deems it advisable and in the best interests of HCI's stockholders, that HCI merge with and into Rent-Way, and such Boards of Directors have approved the merger (the "Merger") of HCI with and into Rent-Way upon the terms and subject to the conditions set forth herein; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting and financial reporting purposes, it is intended that the Merger shall be treated as a pooling of interests; and

     WHEREAS, contemporaneously with the execution and delivery of this Agreement, Rent-Way and HCI have entered into Option Agreements dated the date hereof as described herein.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each, a "Party"), intending to be legally bound, hereby agree as follows:
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                                   ARTICLE I
                                   THE MERGER

     Section 1.1 The Merger. At the Effective Time (as hereinafter defined), HCI shall merge with and into Rent-Way in accordance with the applicable provisions of the laws of the Commonwealth of Pennsylvania and the State of Delaware. At the Effective Time, the separate corporate existence of HCI shall cease and Rent-Way shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of HCI in accordance with the Pennsylvania Business Corporation Law.

     Section 1.2 Effective Time of The Merger. The Merger shall become effective when a properly executed Certificate of Merger (as hereinafter defined) is duly filed with the Secretary of State of the State of Delaware and properly executed Articles of Merger (as hereinafter defined) are duly filed with the Secretary of State of the Commonwealth of Pennsylvania, or at such later time which Rent-Way and HCI have agreed upon and designated in such filings in accordance with Applicable Law (as hereinafter defined). Such filings shall be made as soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of each condition to each Party's obligation to consummate the Merger contained in
Article VIII. When used in this Agreement, the term "Effective Time" shall mean the date and time at which such Certificate of Merger and Articles of Merger become effective.

                                   ARTICLE II
                           THE SURVIVING CORPORATION

     Section 2.1 Articles of Incorporation; Amendment. The Articles of Incorporation of the Surviving Corporation at the Effective Time shall be the Articles of Incorporation of Rent-Way as in effect on the date of this Agreement except that Article 5 of the Articles of Incorporation of the Surviving Corporation shall be amended to increase the number of authorized shares of Rent-Way Common Stock (as hereinafter defined) from 20,000,000 to 50,000,000 shares (the "Amendment"). The Amendment shall be effectuated in the Articles of Merger.

     Section 2.2 By-Laws. Subject to Section 7.9 hereof, the By-Laws of the Surviving Corporation at the Effective Time shall be the By-Laws of Rent-Way that are in effect on the date of this Agreement with such changes, if any, as may be mutually agreed upon by HCI and Rent-Way.

     Section 2.3 Directors of Surviving Corporation. The initial directors of the Surviving Corporation at the Effective Time shall be the persons who are the directors of Rent-Way as of such date, which persons shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and By-Laws of the Surviving Corporation or as otherwise provided by Applicable Law.

     Section 2.4 Name of Surviving Corporation. The name of the Surviving Corporation shall be Rent-Way, Inc.

                                  ARTICLE III
                              CONVERSION OF SHARES

     Section 3.1 Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

        (a) Each of the shares of HCI's Common Stock, par value $.01 per share (the "Shares"), issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of HCI) shall be converted into the right to receive 0.588 (the "Exchange Ratio") shares of Rent-Way Common Stock, without par value (the "Rent-Way Common Stock," and upon such conversion, the "Rent-Way Shares"), issuable upon the surrender of the certificate formerly representing such Share (provided, however, that the Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Rent-Way Common Stock or Shares), reorganization, recapitalization or other like change with respect to Rent-Way Common Stock or Shares occurring after the date hereof and prior to the Effective Time); and
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        (b) Each Share held in the treasury of HCI, if any, and each Share held by Rent-Way or any subsidiary of Rent-Way immediately prior to the Effective Time shall be canceled and retired and cease to exist, and no consideration shall be delivered in exchange therefor.

     Section 3.2 Exchange of Certificates Representing Shares.

        (a) As of the Effective Time, Rent-Way shall deposit, or shall cause to be deposited, with an exchange agent selected by Rent-Way and reasonably satisfactory to HCI (the "Exchange Agent"), for the benefit of the holders of Shares, for exchange in accordance with this Article III, (i) certificates representing the number of Rent-Way Shares issuable in the Merger, to be issued in respect of all Shares outstanding immediately prior to the Effective Time and which are to be exchanged pursuant to the Merger (exclusive of Shares to be canceled pursuant to Section 3.1(b)), and (ii) cash to be paid in lieu of the issuance of fractional shares as provided in Section 3.4 hereof (such cash and certificates for Rent-Way Shares being hereinafter referred to collectively as the "Exchange Fund").

        (b) Promptly after the Effective Time, Rent-Way shall cause the Exchange Agent to mail (or deliver at its principal office) to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented Shares (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the certificates for Shares shall pass, only upon delivery of the certificates for Shares to the Exchange Agent and shall be in such form and have such other provisions, including appropriate provisions with respect to back-up withholding, as Rent-Way may reasonably specify, and (ii) instructions for use in effecting the surrender of the certificates for Shares. Upon surrender of a certificate for Shares for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder thereof shall be entitled to receive in exchange therefor that portion of the Exchange Fund which such holder has the right to receive pursuant to the provisions of this Article III, after giving effect to any required withholding tax, and the certificate for Shares so surrendered shall forthwith be canceled. No interest will be paid or accrued on the cash to be paid which is in the Exchange Fund as part of the Exchange Ratio. In the event of any transfer of ownership of Shares which has not been registered in the transfer records of HCI, certificates representing the proper number of Rent-Way Shares, if any, together with a check in an amount equal to the proper amount of the cash component, if any, of the Exchange Fund, will be issued to the transferee of the certificate representing the transferred Shares presented to the Exchange Agent, accompanied by all documents required to evidence and effect the prior transfer thereof and to evidence that any applicable stock transfer taxes associated with such transfer were paid.

     Section 3.3 Dividends; Transfer Taxes. No dividends that are declared on Rent-Way Shares will be paid to persons entitled to receive certificates representing Rent-Way Shares until such persons surrender their certificates representing Shares. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Rent-Way Shares shall be issued, any dividends which shall have become payable with respect to such Rent-Way Shares between the Effective Time and the time of such surrender. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. If any certificates for any Rent-Way Shares are to be issued in a name other than that in which the certificate representing Shares surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such Rent-Way Shares in a name other than that of the registered holder of the certificate surrendered or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, (i) neither the Exchange Agent nor any Party hereto shall be liable to a holder of Shares for any Rent-Way Shares or dividends thereon or, in accordance with Section 3.4 hereof, proceeds of the sale of fractional interests, delivered to a public official pursuant to Applicable Law and (ii) any Rent-Way Shares held by the Exchange Agent prior to surrender of certificates representing Shares shall not be deemed issued.

     Section 3.4 No Fractional Securities. No certificates or scrip representing fractional Rent-Way Shares shall be issued upon the surrender for exchange of certificates representing Shares pursuant to this Article III, and no dividend, stock split or other change in the capital structure of HCI shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of HCI. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a

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Rent-Way Share upon surrender of stock certificates for exchange pursuant to this Article III will be paid cash upon such surrender in an amount equal to the market value immediately prior to the Effective Time of such fractional Rent-Way Share calculated based on the average closing price on the Nasdaq National Market ("Nasdaq") or the New York Stock Exchange (the "NYSE"), whichever is applicable, for the last five trading days immediately preceding the day prior to the Effective Time. For this purpose, Shares of any holder represented by two or more certificates may be aggregated, and in no event shall any holder be paid a cash amount in respect of one or more than one Rent-Way Share.

     Section 3.5 Closing of HCI Transfer Books. At the Effective Time, the stock transfer books of HCI shall be closed and no transfer of Shares shall thereafter be made. If, after the Effective Time, certificates representing Shares are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing Rent-Way Shares in accordance with this Article III.

     Section 3.6 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Hodgson, Russ, Andrews, Woods & Goodyear, LLP, 1800 One M&T Plaza, Buffalo, New York 14203, at 10:00 a.m., local time, on the later of (a) the date of the Stockholders' meetings referred to in Section 7.4 hereof or (b) the day on which each condition set forth in Article VIII hereof is either satisfied or waived, or at such other date, time and place as Rent-Way and HCI shall agree.

                                   ARTICLE IV
                   REPRESENTATIONS AND WARRANTIES OF RENT-WAY

     Except as otherwise disclosed to HCI in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "Rent-Way Disclosure Letter"), Rent-Way represents and warrants to HCI as follows:

     Section 4.1 Organization. Rent-Way is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. Rent-Way is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities make such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Rent-Way Material Adverse Effect (as hereinafter defined). Rent-Way has delivered to HCI prior to the execution of this Agreement complete and correct copies of its Articles of Incorporation and By-Laws, as amended to date. In all material respects, the minute books of Rent-Way contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of Rent-Way since October 1, 1994. For purposes of this Agreement, a "Rent-Way Material Adverse Effect" shall mean any effect that is material and adverse to the business, assets, liabilities, results of operations or financial condition of Rent-Way and the Rent-Way Subsidiaries (as hereinafter defined) taken as a whole; provided, that a Rent-Way Material Adverse Effect shall not be deemed to include the impact of (i) changes in Applicable Law of general applicability or implementation thereof by courts or Governmental Authorities, (ii) acts or omissions of HCI or any HCI Subsidiary (as hereinafter defined) taken with the prior written consent of Rent-Way in contemplation of the transactions contemplated hereby, (iii) circumstances affecting the rental-purchase industry generally, and (iv) the effects of the Merger and the compliance by either Party with the provisions of this Agreement on the business, assets, liabilities, results of operations or financial condition of Rent-Way or any Rent-Way Subsidiary.

     Section 4.2 Capitalization. The authorized capital stock of Rent-Way consists of 20,000,000 shares of Rent-Way Common Stock, and 1,000,000 shares of preferred stock, no par value. As of August 27, 1998, (i) 11,032,500 shares of Rent-Way Common Stock were issued and outstanding, (ii) options to acquire 1,534,527 shares of Rent-Way Common Stock (the "Rent-Way Employee Stock Options") were outstanding under all stock option plans of Rent-Way (the "Rent-Way Employee Stock Option Plans"), (iii) 1,534,527 shares of Rent-Way Common Stock including the shares set forth in Section (ii) were reserved for issuance in connection with the Rent-Way Employee Stock Option Plans, (iv) warrants to purchase an aggregate of 105,000 shares of Rent-Way Common Stock (the "Rent-Way Warrants") were outstanding; and (v) convertible subordinated debentures in the aggregate principal amount of $20,000,000 were outstanding which, at a conversion price of $13.37 per share, are
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convertible into 1,495,886 shares of Rent-Way Common Stock. Section 4.2 of the
Rent-Way Disclosure Letter sets forth a complete and correct list, as of August 31, 1998, of the number of shares of Rent-Way Common Stock subject to Rent-Way Employee Stock Options, the Rent-Way Warrants or other rights to purchase or to receive Rent-Way Common Stock granted under the Rent-Way Employee Stock Option Plans and the Rent-Way Warrants, the dates of grant and the exercise prices thereof. As of August 31, 1998, Rent-Way had no treasury shares and no shares of Rent-Way Common Stock were held by Rent-Way Subsidiaries. All of the issued and outstanding shares of Rent-Way Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. All of the shares of Rent-Way Common Stock issuable in exchange for Shares at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in this Agreement and except as provided in the Rent-Way Option Agreement (as hereinafter defined), as of the date of this Agreement, there are no shares of capital stock of Rent-Way issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Rent-Way to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock. Except as set forth in this Agreement and the Rent-Way Option Agreement, after the Effective Time, Rent-Way will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise. Except as set forth in this Agreement and the Rent-Way Option Agreement, there are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Rent-Way to issue, transfer or sell any securities of Rent-Way. Other than agreements contemplated by this Agreement, there are not now, and at the Effective Time there will not be, any voting trusts, standstill, stockholder or other agreements or understandings to which Rent-Way is a party or is bound with respect to the voting of, requiring the registration of, or granting any preemptive rights or antidilution rights with respect to, the capital stock of Rent-Way.

     Section 4.3 Subsidiaries. Section 4.3 of the Rent-Way Disclosure Letter lists all corporations, partnerships, joint ventures and other business associations and entities, foreign and domestic, in which Rent-Way has any direct or indirect ownership or economic interest. Such corporations, partnerships, joint ventures or other business entities of which Rent-Way owns, directly or indirectly, greater than 50% of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares of equity interests having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "Rent-Way Subsidiaries."

        (a) Each Rent-Way Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Rent-Way Subsidiary that is a partnership or a limited liability company is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

        (b) Each Rent-Way Subsidiary has the corporate power, the partnership power or the company power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted.

        (c) Each Rent-Way Subsidiary that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Rent-Way Material Adverse Effect. Each Rent-Way Subsidiary that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Rent-Way Material Adverse Effect. Each Rent-Way Subsidiary that is a limited liability company is duly qualified as a foreign limited liability company authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Rent-Way Material Adverse Effect.

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        (d) All of the outstanding shares of capital stock of the Rent-Way
Subsidiaries that are corporations are duly authorized, validly issued, fully paid and nonassessable and are free of preemptive rights. All of the outstanding ownership interests of the Rent-Way Subsidiaries that are partnerships or limited liability companies are duly authorized, validly issued, fully paid and nonassessable and are free of preemptive rights.

        (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Rent-Way Subsidiaries owned by Rent-Way or a Rent-Way Subsidiary are owned by Rent-Way or by a Rent-Way Subsidiary free and clear of any liens, claims, charges or encumbrances. Except as set forth in
Section 4.2 hereof, there are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating Rent-Way or any Rent-Way Subsidiary to issue, transfer or sell any securities of Rent-Way or any Rent-Way Subsidiary.

        (f) Other than agreements contemplated by this Agreement, there are not now, and at the Effective Time there will not be, any voting trusts, standstill, shareholder or other agreements or understandings to which Rent-Way or any of the Rent-Way Subsidiaries is a party or is bound with respect to the voting of, requiring the registration of, or granting any preemptive rights or antidilution rights with respect to, the capital stock of Rent-Way or any of the Rent-Way Subsidiaries.

     Section 4.4 Authority Relative To This Agreement. Rent-Way has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by Rent-Way of the transactions contemplated hereby have been duly authorized by the Board of Directors of Rent-Way and, except for the approval of Rent-Way's shareholders to be sought at the shareholders' meeting contemplated by Section 7.4(b) hereof, no other corporate action or proceedings on the part of Rent-Way are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Rent-Way and constitutes a valid and binding agreement of Rent-Way, enforceable against Rent-Way in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     Section 4.5 Consents and Approvals; No Violations. Except for applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state laws relating to takeovers, if applicable, state securities or blue sky laws, and the filing and recordation of appropriate articles of merger (the "Articles of Merger") in such form as required by, and executed in accordance with the relevant provisions of, the Pennsylvania Business Corporation Law, no filing with, and no permit, authorization, consent or approval of, any Governmental Authority (as hereinafter defined) is necessary for the consummation by Rent-Way of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have a Rent-Way Material Adverse Effect. Neither the execution and delivery of this Agreement by Rent-Way nor the consummation by Rent-Way of the transactions contemplated hereby, nor compliance by Rent-Way with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Articles of Incorporation or By-Laws of Rent-Way or any of the Rent-Way Subsidiaries, (b) result in a violation or breach of, or constitute (with or without the notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Rent-Way or any of the Rent-Way Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Rent-Way or any of the Rent-Way Subsidiaries or any of their properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have a Rent-Way Material Adverse Effect.

     Section 4.6 Reports and Financial Statements. Rent-Way has timely filed all reports required to be filed with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since October 1, 1997 (collectively, the "Rent-Way SEC Reports"). As of their respective dates, the Rent-Way SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Rent-Way SEC Reports. None of

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such Rent-Way SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited balance sheets of Rent-Way and the related audited statements of operations, stockholders equity and cash flows and unaudited interim financial statements included in the Rent-Way SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presented the consolidated financial position and the results of operations and the changes in financial position of Rent-Way and its consolidated subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as otherwise noted therein.

     Section 4.7 Absence of Certain Changes or Events. Except as set forth in the Rent-Way SEC Reports or the Rent-Way Disclosure Letter, since September 30, 1997, Rent-Way has not: (a) taken any of the actions set forth in Section 6.2(b), 6.2(c) or 6.2(e) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of Rent-Way or the Rent-Way Subsidiaries taken as a whole; or (c) subsequent to such date, except as permitted by Section 6.2 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

     Section 4.8 Litigation. Except for litigation disclosed in (i) the notes to the financial statements included in Rent-Way's Annual Report to Stockholders for the year ended September 30, 1997 or (ii) the Rent-Way SEC Reports, there is no suit, action or proceeding pending or, to the best of Rent-Way's knowledge, threatened against or affecting Rent-Way, the outcome of which would individually or in the aggregate have a Rent-Way Material Adverse Effect; nor is there any judgment, decree, injunction, citation, settlement agreement, rule or order of any federal, regional, state or local political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, administrative hearing body, commission or similar dispute resolving panel or body, or any other body exercising the executive, legislative, judicial, regulatory or administrative functions of a government (collectively, a "Governmental Authority") outstanding against Rent-Way having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

     Section 4.9 Contracts and Commitments. Except as disclosed in the Rent-Way SEC Reports or in the Rent-Way Disclosure Letter, neither Rent-Way nor any Rent-Way Subsidiary is a party to or is bound by any of the following:

          (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

          (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the business of Rent-Way and the Rent-Way Subsidiaries (including, for purposes of this Section 4.9, HCI and the HCI Subsidiaries (as hereinafter defined), assuming the Merger has been consummated) is or would be conducted; or

          (iii) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the other transactions contemplated hereby (all such contracts of the type described in clauses (i), (ii) and (iii) of this Section 4.9 being referred to herein as "Rent-Way Material Contracts").

Each Rent-Way Material Contract is valid and binding on Rent-Way or, to the extent that a Rent-Way Subsidiary is a party, such Rent-Way Subsidiary, and is in full force and effect, and Rent-Way and each Rent-Way Subsidiary has in all material respects performed all obligations to be performed by them to date under each Rent-Way Material Contract, except where such nonperformance, individually or in the aggregate, would not have a Rent-Way Material Adverse Effect. Neither Rent-Way nor any Rent-Way Subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of Rent-Way, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any Rent-Way Material Contract.

     Section 4.10 Information in Disclosure Documents and Registration
Statement. None of the information to be supplied by Rent-Way for inclusion or incorporation by reference in (a) the Registration Statement to be filed with the SEC by Rent-Way on Form S-4 under the Securities Act for the purpose of registering the offering of the
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Rent-Way Shares to be issued in the Merger (the "Registration Statement") or (b)
the joint proxy statement/prospectus to be distributed in connection with Rent-Way's meeting of shareholders and HCI's meeting of stockholders at which meetings this Agreement will be voted upon (the "Proxy Statement") will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto and at the time of the meetings of shareholders and stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Rent-Way with respect to statements made or incorporated by reference therein based on written information supplied by HCI specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement. The Registration Statement and the Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder.

     Section 4.11 Absence of Undisclosed Liabilities. Except for liabilities or obligations which (i) are accrued or reserved against in Rent-Way's financial statements (or reflected in the notes thereto) included in the Rent-Way SEC Reports, or (ii) were incurred after September 30, 1997 in the ordinary course of business and consistent in type and amount with past practices, neither Rent-Way nor any Rent-Way Subsidiary has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet or the notes thereto.

     Section 4.12 No Default. Neither Rent-Way nor any Rent-Way Subsidiary is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Articles of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which Rent-Way or any of the Rent-Way Subsidiaries is a party or by which it or any of its properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Rent-Way or any of the Rent-Way Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not individually or in the aggregate have a Rent-Way Material Adverse Effect.

     Section 4.13 Tax Returns; Taxes.

        (a) For purposes of this Agreement, "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duty, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not; "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereto.

        (b) Rent-Way has filed all Tax Returns that it has been required to file to date and all such Tax Returns were correct and complete in all respects. All Taxes owed by Rent-Way (whether or not shown on any Tax Return) which are due and payable have been paid except for such Taxes as would not, individually or in the aggregate, have a Rent-Way Material Adverse Effect. Rent-Way is not currently the beneficiary of any extension of time within which to file any Tax Return. No taxing authority in a jurisdiction where Rent-Way does not file Tax Returns has claimed in writing that Rent-Way is or may be subject to taxation by that jurisdiction.

        (c) Rent-Way has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (d) There is no dispute or claim concerning any Tax liability of Rent-Way either (i) claimed or raised by any taxing authority in writing or (ii) as to which any shareholder or employee of Rent-Way responsible for Tax matters of Rent-Way has knowledge based upon personal contact with any agent of such authority.

        (e) Rent-Way has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to assessment of Taxes.

        (f) All accounting periods and methods used by Rent-Way for Tax purposes are permissible periods and methods, and Rent-Way is not required to make any adjustments to its income under Section 481 of the Code in taxable years for which Tax Returns have not yet been filed. Rent-Way has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. Rent-Way has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Rent-Way is not a party to any Tax allocation or sharing agreement. Rent-Way (i) has not been a member of an affiliated group filing a consolidated federal income Tax return in any taxable year ending after September 30, 1993 and (ii) has no liability for the Taxes of any person other than Rent-Way under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise.

        (g) The unpaid Taxes of Rent-Way did not, as of September 30, 1997, exceed the reserve for Taxes (excluding any reserve for deferred taxes attributable to differences between the timing of income or deductions for tax and financial accounting purposes) set forth on the balance sheet as of September 30, 1997 (excluding any notes thereto) contained in the Rent-Way SEC Reports.

        (h) Neither Rent-Way nor any of the Rent-Way Subsidiaries has taken any action or has notice of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

        (i) Rent-Way intends to continue the historic business of HCI and the HCI Subsidiaries or to use a significant portion of the historic business assets of HCI and the HCI Subsidiaries.

     Section 4.14 Title to Properties; Encumbrances. Except as otherwise provided in this Section 4.14, each of Rent-Way and the Rent-Way Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of Rent-Way and the Rent-Way Subsidiaries as of September 30, 1997 included in Rent-Way's Annual Report on Form 10-K for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since September 30, 1997). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except for (i) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto and do not impair the operations of Rent-Way, (ii) liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) mortgages on real property in an aggregate amount not greater than $50,000 and
(iv) with respect to leased property, the rights of the owner of such property.

     Section 4.15 Compliance With Applicable Law. Each of Rent-Way and the Rent-Way Subsidiaries is in compliance with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments or decrees of all governmental authorities (federal, state, local, or otherwise) (collectively, "Applicable Law"), except where the failure to be in such compliance would not individually or in the aggregate have a Rent-Way Material Adverse Effect.

     Section 4.16 Labor Matters.

        (a) Neither Rent-Way nor any Rent-Way Subsidiary is a party to, or bound by, any collective bargaining agreement with a labor union or labor organization;

        (b) There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of Rent-Way, threatened against Rent-Way or any of the Rent-Way Subsidiaries relating to their business, except for such proceedings which would not individually or in the aggregate have a Rent-Way Material Adverse Effect; and

        (c) To the knowledge of Rent-Way, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Rent-Way or any of the Rent-Way Subsidiaries.

     Section 4.17 Employee Benefit Plans; ERISA.

        (a) With respect to each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including but not limited to employment agreements) or arrangement, currently maintained or contributed to or required to be contributed to by (i) Rent-Way or (ii) any Rent-Way Subsidiaries (the "Rent-Way Plans"), for the benefit of any employee or former employee of Rent-Way or any Rent-Way Subsidiary, Rent-Way has heretofore delivered to HCI true and complete copies of each of the following documents:

          (i) a copy of each written Rent-Way Plan (including all written amendments thereto);

          (ii) a copy of the annual report and actuarial report, if required under the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), with respect to each such Rent-Way Plan for the last two plan years ending prior to the date hereof;

          (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Rent-Way Plan;

          (iv) if the Rent-Way Plan is funded through a trust or any other third Party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements with respect to the last reporting period ended immediately prior to the date hereof; and

          (v) the most recent determination letter received prior to the date hereof from the Internal Revenue Service with respect to each Rent-Way Plan intended to qualify under section 401 of the Code.

        (b) No liability under Title IV of ERISA has been incurred by Rent-Way, any Rent-Way Subsidiary, or any trade or business, whether or not incorporated, that together with Rent-Way is a "single employer" within the meaning of section 4001 of ERISA (any "Rent-Way ERISA Affiliate") that has not been satisfied in full when due, and no condition exists that presents a material risk to Rent-Way, any Rent-Way Subsidiary or any Rent-Way ERISA Affiliate of incurring a liability under such Title which would individually or in the aggregate have a Rent-Way Material Adverse Effect or give rise to a lien under Title IV of ERISA.

        (c) No Rent-Way Plan subject to the minimum funding requirements of section 412 of the Code or section 302 of ERISA or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Rent-Way Plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any such Rent-Way Plan or otherwise) on or prior to the date hereof have been timely made.

        (d) No Rent-Way Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any Rent-Way Plan a plan described in Section 4063(a) of ERISA.

        (e) Each Rent-Way Plan intended to be "qualified" within the meaning of section 401(a) of the Code either, (i) has received a favorable determination letter from the Internal Revenue Service as to its qualification and, to the knowledge of Rent-Way, no amendment has been made to any such Rent-Way Plan since the date of such letter that is likely to result in the disqualification of such Rent-Way Plan or (ii) is a standardized prototype plan, the form of which has been approved by the Internal Revenue Service.

        (f) Each of the Rent-Way Plans has been operated and administered in all respects in accordance with Applicable Law, including, but not limited to, ERISA and the Code, except for any failure to so operate or administer such Rent-Way Plans that would not individually or in the aggregate have a Rent-Way Material Adverse Effect.

        (g) Neither the execution and delivery of this Agreement nor the Merger nor the consummation of any of the other transactions contemplated by this Agreement will:

          (i) entitle any current or former officer, director, employee or consultant of Rent-Way to severance pay, unemployment compensation or any other payment, or

          (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such officer, director, employee or consultant.

        (h) With respect to each Rent-Way Plan that is funded wholly or partially through an insurance policy, Rent-Way and the Rent-Way Subsidiaries do not have any current liability under any such insurance policy in the nature of a retroactive rate adjustment or loss sharing arrangement arising wholly or partially out of events occurring prior to the Closing other than any such liability that individually or in the aggregate would not have a Rent-Way Material Adverse Effect.

        (i) There are no pending or, to the knowledge of Rent-Way, threatened claims by or on behalf of any of the Rent-Way Plans, by any employee or beneficiary covered under any such Rent-Way Plan involving any such Rent-Way Plan (other than routine claims for benefits), other than any such claims that would not individually or in the aggregate have a Rent-Way Material Adverse Effect.

        (j) Neither Rent-Way nor any Rent-Way Subsidiary or, to the knowledge of Rent-Way, any Rent-Way ERISA Affiliate, any of the Rent-Way Plans, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which Rent-Way or any Rent-Way Subsidiary or, to the knowledge of Rent-Way, any Rent-Way ERISA Affiliate, any of the Rent-Way Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Rent-Way Plans or any such trust is likely to be subject to either a civil liability under section 409 of ERISA or section 502(i) of ERISA, or a tax imposed pursuant to section 4975 or 4976 of the Code, other than any such liability or tax that would not individually or in the aggregate have a Rent-Way Material Adverse Effect.

     Section 4.18 Vote Required. Authorization of the Merger, the Amendment and the issuance of the Rent-Way Shares to be issued in the Merger shall require the affirmative vote of the holders of a majority of Rent-Way Common Stock voted at the shareholders' meeting referred to in Section 7.4(b). No other vote of the shareholders of Rent-Way is required by law, the Articles of Incorporation or By-Laws of Rent-Way or otherwise in order for Rent-Way to consummate the Merger and the transactions contemplated hereby.

     Section 4.19 Vote of Board; Opinion of Financial Advisor. The Board of Directors of Rent-Way (at a meeting duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of Rent-Way. The Board of Directors of Rent-Way has received the opinion of NationsBanc Montgomery Securities LLC ("NBM"), Rent-Way's financial advisor, substantially to the effect that the Exchange Ratio is fair to the shareholders of Rent-Way from a financial point of view.

     Section 4.20 Takeover Status. The Board of Directors of Rent-Way has taken all appropriate action so that the execution and delivery of this Agreement and the Rent-Way Option Agreement and the consummation of the Merger and the other transactions contemplated thereby will not be restricted by, or otherwise subject to, the provisions of Section 2538 and Subchapters 25E, 25F, 25G and 25H of the Pennsylvania Business Corporation Law.

     Section 4.21 Accounting Matters. To Rent-Way's knowledge, neither Rent-Way nor any of the Rent-Way Subsidiaries has taken or agreed to take any action that would prevent the business combination to be effected by the Merger from being accounted for as a pooling of interests and Rent-Way has no reason to believe that the Merger will not qualify for pooling of interest accounting.

     Section 4.22 Brokers. Except for NBM, Rent-Way's financial advisor, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Rent-Way, and Rent-Way's fee arrangements with NBM have been disclosed to HCI.

     Section 4.23 Environmental Matters. Except as set forth in Section 4.23 to the Rent-Way Disclosure Letter or except as to matters previously remediated in accordance with Applicable Law, none of Rent-Way or any Rent-Way Subsidiaries or, to Rent-Way's knowledge, any other person has caused or permitted (a) the presence of any Hazardous Materials (as hereinafter defined) at, in, on, or under any of Rent-Way's properties in any amount, form, or location that would be unlawful, require investigation, notification of Government Authorities, or remedial action, or otherwise result in potential material liabilities under any applicable local, state, or federal environmental laws, or (b) any spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from Rent-Way's properties or at any other location as a result of any construction on or operation and use of such properties, which presence of occurrence would, individually or in the aggregate, have or is reasonably likely to have a Rent-Way Material Adverse Effect; and in connection with the use of Rent-Way's properties, Rent-Way and the Rent-Way Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, use, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials. "Hazardous Materials" means those substances, materials, and items, in any form, whether solid, liquid, gaseous, semisolid, or any combination thereof, whether waste materials, raw materials, chemicals, finished products, byproducts, or any other material or article, which are regulated by or form the basis of liability under federal, state or local environmental, health, and safety statutes or regulations including, without limitation, hazardous wastes, hazardous substances, pollutants, contaminants, asbestos, polychlorinated biphyenyls, petroleum (including, but not limited to, crude oil, petroleum-derived substances, waste, or breakdown or decomposition products thereof or any fraction thereof), and radioactive substances.

     Section 4.24 Insurance. Rent-Way maintains fire and casualty, general liability and product liability insurance policies with reputable insurance carriers, which Rent-Way reasonably believes provide full and adequate coverage for all normal risks incident to the business of Rent-Way and the Rent-Way Subsidiaries and their respective properties and assets.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF HCI

     Except as otherwise disclosed to Rent-Way in a letter delivered to it prior to the execution hereof (which letter shall contain appropriate references to identify the representations and warranties herein to which the information in such letter relates) (the "HCI Disclosure Letter"), HCI represents and warrants to Rent-Way as follows:

     Section 5.1 Organization. HCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or presently proposed to be conducted. HCI is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a HCI Material Adverse Effect (as hereinafter defined). HCI has delivered to Rent-Way prior to the execution of this Agreement complete and correct copies of its Certificate of Incorporation and By-laws, as amended to date. In all material respects, the minute books of HCI contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of HCI since April 24, 1998. For purposes of this Agreement, an "HCI Material Adverse Effect" shall mean any effect that is material and adverse to the business, assets, liabilities, results of operations or financial condition of HCI and the HCI Subsidiaries taken as a whole; provided, that a HCI Material Adverse Effect shall not be deemed to include the impact of (i) changes in Applicable Law of general applicability or implementation thereof by courts or Governmental Authorities,
(ii) acts or omissions of Rent-Way or any Rent-Way Subsidiary taken with the prior written consent of HCI in contemplation of the transactions contemplated hereby, (iii) circumstances affecting the rental-purchase industry generally, and (iv) the effects of the Merger and the compliance by either Party with the provisions of this Agreement on the business, assets, liabilities, results of operations or financial condition of HCI or any HCI Subsidiary.

     Section 5.2 Capitalization. The authorized capital stock of HCI consists of 100,000,000 Shares, and 25,000,000 shares of preferred stock, par value $.01 per share. As of August 28, 1998, (i) 17,025,668 Shares were issued and outstanding,
(ii) stock options to acquire 1,276,588 Shares (the "HCI Stock Options") were outstanding under all stock option plans of HCI (collectively, the "HCI Stock Option Plans"), and (iii) 2,926,948 Shares were originally reserved for issuance in connection with the HCI Stock Option Plans. Section 5.2 of the HCI Disclosure Letter sets forth a complete and correct list, as of August 31, 1998, of the number of shares of HCI Common Stock subject to HCI Stock Options or other rights to purchase or to receive HCI Common Stock granted under the HCI Stock Option Plans, the dates of grant and the exercise prices thereof. As of August 31, 1998, HCI had no treasury shares and no Shares were held by HCI Subsidiaries. All of the issued and outstanding Shares are validly issued, fully paid and nonassessable and free of preemptive rights. Except as set forth in this Agreement and except as set forth in the HCI Option Agreement (as hereinafter defined), there are not now, and at the Effective Time there will not be, any shares of capital stock of HCI issued or outstanding or any options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating HCI to issue, transfer, sell, redeem, repurchase or otherwise acquire any shares of its capital stock. Except as set forth in this Agreement and the HCI Option Agreement, after the Effective Time, HCI will have no obligation to issue, transfer or sell any shares of its capital stock pursuant to any employee benefit plan or otherwise. Other than the agreements contemplated by this Agreement and the HCI Option Agreement, there are not now, and at the Effective Time there will not be, any voting trusts, standstill, stockholder or other agreements or understandings to which HCI is a party or is bound with respect to the voting of, requiring the registration of, or granting any preemptive rights or antidilution rights with respect to, the capital stock of HCI.

     Section 5.3 Subsidiaries. Section 5.3 of the HCI Disclosure Letter lists all corporations, partnerships, joint ventures and other business associations and entities, foreign and domestic, in which HCI has any direct or indirect ownership or economic interest. Such corporations, partnerships, joint ventures or other business entities of which HCI owns, directly or indirectly, greater than 50% of the shares of capital stock or other equity interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body of such entity are hereinafter referred to as the "HCI Subsidiaries".

        (a) Each HCI Subsidiary that is a corporation is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each HCI Subsidiary that is a partnership or a limited liability company is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation.

        (b) Each HCI Subsidiary has the corporate power, the partnership power or the company power, as the case may be, to carry on its business as it is now being conducted or presently proposed to be conducted.

        (c) Each HCI Subsidiary that is a corporation is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have an HCI Material Adverse Effect. Each HCI Subsidiary that is a partnership is duly qualified as a foreign partnership authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have an HCI Material Adverse Effect. Each HCI subsidiary that is a limited liability company is duly qualified as a foreign limited liability company authorized to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have an HCI Material Adverse Effect.

        (d) All of the outstanding shares of capital stock of the HCI Subsidiaries that are corporations are duly authorized, validly issued, fully paid and nonassessable and are free of preemptive rights. All of the outstanding ownership interests of the HCI Subsidiaries that are partnerships or limited liability companies are duly authorized, validly issued, fully paid and nonassessable and are free of preemptive rights.

        (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the HCI Subsidiaries owned by HCI or an HCI Subsidiary are owned by HCI or by an HCI Subsidiary free and clear of any liens, claims, charges or encumbrances. Except as set forth in Section 5.2 hereof, there are not now, and at the Effective Time there will not be, any outstanding options, warrants, subscriptions, calls, rights, convertible securities or other agreements or commitments obligating HCI or any HCI Subsidiary to issue, transfer or sell any securities of HCI or any HCI Subsidiary.

        (f) Other than agreements contemplated by this Agreement and except as disclosed in Section 5.3 of the HCI Disclosure Letter, there are not now, and at the Effective Time there will not be, any voting trusts, standstill, stockholder or other agreements or understandings to which HCI or any of the HCI Subsidiaries is a party or is bound with respect to the voting of, requiring the registration of, or granting any preemptive rights or antidilution rights with respect to, the capital stock of HCI or any of the HCI Subsidiaries.

     Section 5.4 Authority Relative To This Agreement. HCI has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation by HCI of the transactions contemplated hereby have been duly authorized by HCI's Board of Directors and, except for the approval of HCI's stockholders to be sought at the stockholders meeting contemplated by Section 7.4(a) hereof, no other corporate action or proceedings on the part of HCI are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by HCI and constitutes a valid and binding agreement of HCI, enforceable against HCI in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

     Section 5.5 Consents and Approvals; No Violations. Except for applicable requirements of the HSR Act, the Securities Act, the Exchange Act, state laws relating to takeovers, if applicable, state securities or blue sky laws, and the filing and recordation of an appropriate certificate of Merger (the "Certificate of Merger") as required by the Delaware General Corporation Law (the "DGCL"), no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary for the consummation by HCI of the transactions contemplated by this Agreement, except for such filings, permits, authorizations, consents or approvals the failure of which to be made or obtained would not individually or in the aggregate have an HCI Material Adverse Effect. Neither the execution and delivery of this Agreement by HCI, nor the consummation by HCI of the transactions contemplated hereby, nor compliance by HCI with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the Certificate of Incorporation or By-Laws of HCI or any of the HCI Subsidiaries, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which HCI or any of the HCI Subsidiaries is a Party or by which any of them or any of their properties or assets may be bound, or (c) violate any other, writ, injunction, decree, statute, rule or regulation applicable to HCI, any of the HCI Subsidiaries or any of their properties or assets, except in the case of clauses
(b) and (c) for violations, breaches or defaults which would not individually or in the aggregate have an HCI Material Adverse Effect.

     Section 5.6 Reports and Financial Statements. HCI has timely filed all reports required to be filed with the SEC pursuant to the Exchange Act since January 1, 1998 (collectively, the "HCI SEC Reports"). As of their respective dates, the HCI SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such HCI SEC Reports. None of such HCI SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the audited balance sheets of HCI and the related audited statements of operations, stockholders equity and cash flows and unaudited interim financial statements included in the HCI SEC Reports complied as to form, as of their respective dates of filing with the SEC, in all material respects, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and fairly presented the consolidated financial position and the results of operations and the changes in financial position of HCI and its consolidated subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein.

     Section 5.7 Absence of Certain Changes or Events. Except as set forth in the HCI SEC Reports or the HCI Disclosure Letter, since December 31, 1997, neither HCI nor any of the HCI Subsidiaries has: (a) taken any of the actions set forth in Section 6.1(b), 6.1(c) or 6.1(e) hereof; (b) suffered any material adverse change in the business, financial condition, results of operations, properties, assets or liabilities of HCI and the HCI Subsidiaries taken as a whole; or (c) subsequent to such date, except as permitted by Section 6.1 hereof, conducted its business and operations other than in the ordinary course of business and consistent with past practices.

     Section 5.8 Litigation. Except for litigation disclosed in (i) the notes to the financial statements included in HCI's Annual Report to Stockholders for the year ended December 31, 1997 or (ii) the HCI SEC Reports, there is no suit, action or proceeding pending or, to the best of HCI's knowledge, threatened against or affecting HCI, the outcome of which would individually or in the aggregate have an HCI Material Adverse Effect; nor is there any judgment, decree, injunction, citation, settlement agreement, rule or order of any Governmental Authority outstanding against HCI having, or which, insofar as can reasonably be foreseen, in the future may have, any such effect.

     Section 5.9 Contracts and Commitments. Except as disclosed in the HCI SEC Reports or in the HCI Disclosure Letter, neither HCI nor any HCI Subsidiary is a party to or is bound by any of the following:

          (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC);

          (ii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, the business of HCI and the HCI Subsidiaries (including, for purposes of this Section 5.9, Rent-Way and the Rent-Way Subsidiaries, assuming the Merger has been consummated) is or would be conducted; or

          (iii) any contract or other agreement which would prohibit or materially delay the consummation of the Merger or any of the other transactions contemplated hereby (all such contracts of the type described in clauses (i), (ii) and (iii) of this Section 5.9 being referred to herein as "HCI Material Contracts").

Each HCI Material Contract is valid and binding on HCI (or, to the extent that an HCI Subsidiary is a party, such HCI Subsidiary) and is in full force and effect, and HCI and each HCI Subsidiary has in all material respects performed all obligations to be performed by them to date under each HCI Material Contract, except where such non-performance, individually or in the aggregate, would not have an HCI Material Adverse Effect. Neither HCI nor any HCI Subsidiary knows of, or has received notice of, any violation or default under (nor, to the knowledge of HCI, does there exist any condition which with the passage of time or the giving of notice or both would result in such a violation or default under) any HCI Material Contract.

     Section 5.10 Information in Disclosure Documents and Registration Statement. None of the information to be supplied by HCI for inclusion or incorporation by reference in the Proxy Statement or the Registration Statement will, in the case of the Registration Statement, at the time it becomes effective and at the Effective Time or, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments thereof or supplements thereto and at the time of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they made, not misleading, except that no representation or warranty is made by HCI with respect to statements made or incorporated by reference therein based on information supplied by Rent-Way specifically for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement.

     Section 5.11 Absence of Undisclosed Liabilities. Except for liabilities or obligations which (i) are accrued or reserved against in HCI's financial statements (or reflected in the notes thereto) included in the HCI SEC Reports, or (ii) were incurred after December 31, 1997 in the ordinary course of business and consistent in type and amount with past practices, neither HCI nor any HCI Subsidiary has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a corporate balance sheet or the notes thereto.

     Section 5.12 No Default. Neither HCI nor any of the HCI Subsidiaries is in default or violation (and no event has occurred which with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (a) its Certificate of Incorporation or By-Laws, (b) any note, bond, mortgage, indenture, license, agreement, contract, lease, commitment or other obligation to which HCI or any of the HCI Subsidiaries is a party or by which it or any of its properties or assets may be bound, or (c) any order, writ, injunction, decree, statute, rule or regulation applicable to HCI or any of the HCI Subsidiaries, except in the case of clauses (b) and (c) above for defaults or violations which would not individually or in the aggregate have an HCI Material Adverse Effect.

     Section 5.13 Tax Returns; Taxes.

        (a) HCI has filed all Tax Returns that it has been required to file to date and all such Tax Returns were correct and complete in all respects. All Taxes owed by HCI (whether or not shown on any Tax Return) which are due and payable have been paid except such Taxes as would not, individually or in the aggregate, have an HCI Material Adverse Effect. HCI is not currently the beneficiary of any extension of time within which to file any Tax Return. No taxing authority in a jurisdiction where HCI does not file Tax Returns has claimed in writing that HCI is or may be subject to taxation by that jurisdiction.

        (b) HCI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

        (c) There is no dispute or claim concerning any Tax liability of HCI either (i) claimed or raised by any taxing authority in writing or (ii) as to which any shareholder or employee of HCI responsible for Tax matters of HCI has knowledge based upon personal contact with any agent of such authority.

        (d) HCI has not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to assessment of Taxes.

        (e) All accounting periods and methods used by HCI for Tax purposes are permissible periods and methods, and HCI is not required to make any adjustments to its income under Section 481 of the Code in taxable years for which Tax Returns have not yet been filed. HCI has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. HCI has not made nay payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 28OG of the Code. HCI is not a party to any Tax allocation or sharing agreement. HCI (or its predecessors)
(i) has not been a member of an affiliated group filing a consolidated federal income Tax return in any taxable year ending after December 31, 1993 and (ii) has no liability for the Taxes of any person other than HCI under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law, as a transferee or successor, by contract, or otherwise.

        (f) The unpaid Taxes of HCI did not, as of December 31, 1997, exceed the reserve for Taxes (excluding any reserve for deferred taxes attributable to differences between the timing of income or deductions for tax and financial accounting purposes) set forth on the balance sheet as of December 31, 1997 (excluding any notes thereto) contained in the HCI Financial Statements.

        (g) Neither HCI nor any of the HCI Subsidiaries has taken any action or has notice of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

     Section 5.14 Title To Properties; Encumbrances. Except as otherwise provided in this Section 5.14, each of HCI and the HCI Subsidiaries has good, valid and marketable title to, or a valid leasehold interest in, all of its properties and assets (real, personal and mixed, tangible and intangible), including, without limitation, all the properties and assets reflected in the consolidated balance sheet of HCI and the HCI Subsidiaries as of December 31, 1997 included in HCI's Annual Report on Form 10-K for the period ended on such date (except for properties and assets disposed of in the ordinary course of business and consistent with past practices since December 31, 1997). None of such properties or assets are subject to any liability, obligation, claim, lien, mortgage, pledge, security interest, conditional sale agreement, charge or encumbrance of any kind (whether absolute, accrued, contingent or otherwise), except for (i) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not materially detract from the value of the property or assets subject thereto, and do not impair the operations of HCI and the HCI Subsidiaries, (ii) liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (iii) mortgages on real property in an aggregate amount not greater than $50,000, and (iv) with respect to leased property, the rights of the owner of such property.

     Section 5.15 Compliance with Applicable Laws. Each of HCI and the HCI Subsidiaries is in compliance with Applicable Law, except where the failure to be in such compliance would not individually or in the aggregate have an HCI Material Adverse Effect.

     Section 5.16 Labor Matters.

        (a) Neither HCI nor any of the HCI Subsidiaries is a party to, or bound by, any collective bargaining agreement with a labor union or labor organization;

        (b) There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of HCI, threatened against HCI or any of the HCI Subsidiaries relating to their business, except for any such proceeding which would not individually or in the aggregate have an HCI Material Adverse Effect; and

        (c) To the knowledge of HCI, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of HCI or any of the HCI Subsidiaries.

     Section 5.17 Employee Benefit Plans; ERISA.

        (a) With respect to each material bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, and each other employee benefit plan, program, agreement (including, but not limited to, employment agreements) or arrangement, currently maintained or contributed to or required to be contributed to by (i) HCI or (ii) any HCI Subsidiary for the benefit of any employee or former employee of HCI or any HCI Subsidiary (the "HCI Plans"), HCI has heretofore delivered to Rent-Way true and complete copies of each of the following documents:

          (i) a copy of each written HCI Plan (including all written amendments thereto);

          (ii) a copy of the annual report and actuarial report, if required under ERISA, with respect to each such HCI Plan for the last two plan years ending prior to the date hereof;

          (iii) a copy of the most recent Summary Plan Description, together with each Summary of Material Modifications, if required under ERISA, with respect to such HCI Plan;

          (iv) if the HCI Plan is funded through a trust or any other third Party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements with respect to the last reporting period ended immediately prior to the date hereof; and

          (v) the most recent determination letter received prior to the date hereof from the Internal Revenue Service with respect to each HCI Plan intended to qualify under section 401 of the Code.

        (b) No liability under Title IV of ERISA has been incurred by HCI, any HCI Subsidiary, or any trade or business, whether or not incorporated that together with HCI or any HCI Subsidiary is a "single employer" within the meaning of section 4001 of ERISA (an "HCI ERISA Affiliate") that has not been satisfied in full when due, and no condition exists that presents a material risk to HCI, any HCI Subsidiary or any HCI ERISA Affiliate of incurring a liability under such Title which would individually or in the aggregate have an HCI Material Adverse Effect, or give rise to a lien under Title IV of ERISA.

        (c) No HCI Plan subject to the minimum funding requirements of section 412 of the Code or section 302 of ERISA or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such HCI Plan ended prior to the date hereof; and all contributions required to be made with respect thereto (whether pursuant to the terms of any such HCI Plan or otherwise) on or prior to the date hereof have been timely made.

        (d) No HCI Plan is a "multiemployer pension plan," as defined in section 3(37) of ERISA, nor is any HCI Plan a plan described in section 4063(a) of ERISA.

        (e) Each HCI Plan intended to be "qualified" within the meaning of section 401(a) of the Code either (i) has received a favorable determination letter from the Internal Revenue Service as to its qualification and, to the knowledge of HCI, no amendment has been made to any such HCI Plan since the date of such letter that is likely to result in the disqualification of such HCI Plan or (ii) is a standardized prototype plan, the form of which has been approved by the Internal Revenue Service.

        (f) Each of the HCI Plans has been operated and administered in all respects in accordance with Applicable Law, including, but not limited to, ERISA and the Code, except for any failure to so operate or administer such HCI Plans that would not individually or in the aggregate have an HCI Material Adverse Effect.

        (g) Except as expressly provided in the HCI Disclosure Letter, neither the execution and delivery of this Agreement nor the Merger nor the consummation of any of the transactions contemplated by this Agreement will:

          (i) entitle any current or former officer, director, employee or consultant of HCI or any HCI Subsidiary to severance pay, unemployment compensation or any other payment, or

          (ii) accelerate the time of payment or vesting or increase the amount of compensation due any such officer, director, employee or consultant.

        (h) With respect to each HCI Plan that is funded wholly or partially through an insurance policy, HCI and the HCI Subsidiaries do not have any current liability under any such insurance policy in the nature of a retroactive rate adjustment or loss sharing arrangement arising wholly or partially out of events occurring prior to the Closing other than any such liability that individually or in the aggregate would not have an HCI Material Adverse Effect.

        (i) There are no pending or, to the knowledge of HCI, threatened claims by or on behalf of any of the HCI Plans, by any employee or beneficiary covered under any such HCI Plan involving any such HCI Plan (other than routine claims for benefits), other than any such claims that would not individually or in the aggregate have an HCI Material Adverse Effect.

        (j) Neither HCI nor any HCI Subsidiary or, to the knowledge of HCI, any HCI ERISA Affiliate, any of the HCI Plans, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which HCI or any HCI Subsidiary or, to the knowledge of HCI, any HCI ERISA Affiliate, any of the HCI Plans, any such trust or trustee or administrator thereof, or any Party dealing with the HCI Plans or any such trust is likely to be subject to either a civil liability under section 409 of ERISA or section 502(i) of ERISA, or a tax imposed pursuant to section 4975 or 4976 of the Code other than any such liability or tax that would not individually or in the aggregate have an HCI Material Adverse Effect.

     Section 5.18 Vote Required. Approval of the Merger by the stockholders of HCI shall require the affirmative vote of the holders of a majority of the outstanding Shares at the stockholders' meeting referred to in Section 7.4(a). No other vote of the stockholders of HCI is required by law, the Certificate of Incorporation or By-Laws of HCI or otherwise in order for HCI to consummate the Merger and the transactions contemplated hereby.

     Section 5.19 Vote of Board; Opinion of Financial Advisor. The Board of Directors of HCI (at a meeting duly called and held) has unanimously determined that the transactions contemplated hereby are fair to and in the best interests of HCI. The Board of Directors of HCI has received the opinions of Donaldson, Lufkin & Jenrette Securities Corporation and Stephens, Inc., HCI's financial advisors, each substantially to the effect that the Exchange Ratio is fair to the stockholders of HCI from a financial point of view.

     Section 5.20 Takeover Status. The Board of Directors of HCI has taken all appropriate action so that Rent-Way will not be an "interested stockholder" within the meaning of Section 203 of the DGCL by virtue of the execution and delivery of this Agreement or the HCI Option Agreement or the consummation of the Merger or any of the other transactions contemplated hereby.

     Section 5.21 Accounting Matters. To its knowledge, neither HCI nor any of the HCI Subsidiaries has taken or agreed to take any action that would prevent the business combination to be effected by the Merger from being accounted for as a pooling of interests and HCI has no reason to believe that the Merger will not qualify for pooling of interest accounting.

     Section 5.22 Brokers. Except for Donaldson, Lufkin & Jenrette Securities Corporation and Stephens, Inc., HCI's financial advisors, no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of HCI, and HCI's fee arrangements with Donaldson, Lufkin & Jenrette Securities Corporation and Stephens, Inc. have been disclosed to Rent-Way.

     Section 5.23 Environmental Matters. Except as set forth in Section 5.23 to the HCI Disclosure Letter or except as to matters previously remediated in accordance with Applicable Law, none of HCI or any HCI Subsidiaries or, to HCI's knowledge, any other person has caused or permitted (a) the presence of any Hazardous Materials at, in, on, or under any of HCI's properties in any amount, form, or location that would be unlawful, require investigation, notification of Government Authorities, or remedial action, or otherwise result in potential material liabilities under any applicable local, state, or federal environmental laws, or (b) any spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from HCI's properties or at any other location as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have or is reasonably likely to have a HCI Material Adverse Effect; and in connection with the use of HCI's properties, HCI and the HCI Subsidiaries have not failed to comply in any material respect with all applicable local, state and federal environmental laws, regulations, ordinances and administration and judicial orders relating to the generation, use, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

     Section 5.24 Insurance. HCI maintains fire and casualty, general liability, product liability, and professional liability insurance policies with reputable insurance carriers, which HCI reasonably believes provide full and adequate coverage for all normal risks incident to the business of HCI and the HCI Subsidiaries and their respective properties and assets.

                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

     Section 6.1 Conduct of Business by HCI Pending the Merger. From the date of this Agreement to the Effective Time, unless Rent-Way shall otherwise agree in writing, or as otherwise contemplated by this Agreement, any Exhibit hereto or the HCI Disclosure Letter:

        (a) the respective businesses of HCI and the HCI Subsidiaries shall be conducted only in the ordinary and usual course of business consistent with past practices, and there shall be no material changes in the conduct of the operations of HCI or any HCI Subsidiary;

        (b) HCI shall not (i) sell or pledge or agree to sell or pledge any stock owned by it in any of the HCI Subsidiaries; (ii) amend its Certificate of Incorporation or By-Laws; or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the HCI Subsidiaries;

        (c) neither HCI nor any of the HCI Subsidiaries shall (i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or grant any stock appreciation rights; (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets in any one or series of related transactions that would require the filing by HCI of a Current Report on Form 8-K pursuant to the Exchange Act or would require that the Proxy Statement or Registration Statement include or incorporate by reference financial statements of any business acquired pursuant to Section 3-05 of Regulation S-X under the Securities Act;
(iii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business consistent with past practices;
(iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than an HCI Subsidiary in the ordinary course of business consistent with past practices; (v) make any loans, advances or capital contributions to, or investments in, any other person, other than to HCI Subsidiaries and other than in the ordinary course of business consistent with past practices; (vi) authorize capital expenditures substantially in excess of the amount currently budgeted therefor; (vii) permit any insurance policy naming HCI or any HCI Subsidiary as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

        (d) HCI shall use commercially reasonable efforts to preserve intact the business organization of HCI and the HCI Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the HCI Subsidiaries;

        (e) neither HCI nor any of the HCI Subsidiaries shall make any change in the compensation payable or to become payable to any of its officers, directors or employees, enter into or amend any employment, severance, termination or other similar agreement, adopt any new HCI Plan or amend in any material respect any existing HCI Plan, or make any loans to any of its officers, directors or employees or make any changes in its existing borrowing or lending arrangement for or on behalf of any of such persons, whether contingent on consummation of the Merger or otherwise, other than (i) in the ordinary course of business consistent with past practices and (ii) as may be required under Applicable Law or the terms of any existing HCI Plan; and

        (f) neither HCI nor any of the HCI Subsidiaries shall (i) knowingly take or allow to be taken any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes; or (ii) knowingly take, or allow any party related to HCI within the meaning of Treas. Reg.
Section 1.368-1(e)(3) to take, any action that would jeopardize qualification of the Merger as a reorganization within the meaning of section 368(a)(1)(A) of the Code, including, but not limited to, the redemption or other acquisition of any shares of capital stock of HCI or any HCI Subsidiary.

     Section 6.2 Conduct of Business by Rent-Way Pending the Merger. From the date of this Agreement to the Effective Time, unless HCI shall otherwise agree in writing, or as otherwise contemplated by this Agreement, any Exhibit hereto or the Rent-Way Disclosure Letter:

        (a) the businesses of Rent-Way and the Rent-Way Subsidiaries shall be conducted only in the ordinary and usual course of business consistent with past practices, and there shall be no material changes in the conduct of the operations of Rent-Way or any Rent-Way Subsidiary;

        (b) Rent-Way shall not (i) sell, pledge or agree to sell or pledge any stock owned by it in any of the Rent-Way Subsidiaries, (ii) amend its Articles of Incorporation or By-Laws or (iii) split, combine or reclassify any shares of its outstanding capital stock or declare, set aside or pay any dividend or other distribution payable in cash, stock or property, or redeem or otherwise acquire any shares of its capital stock or shares of the capital stock of any of the Rent-Way Subsidiaries;

        (c) Neither Rent-Way nor any of the Rent-Way Subsidiaries shall (i) authorize for issuance, issue or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) or grant any stock appreciation rights, except for the issuance of shares of Rent-Way Common Stock in connection with a transaction permitted under clause (ii) of this Section 6.2(c); (ii) acquire, dispose of, transfer, lease, license, mortgage, pledge or encumber any fixed or other assets in any one or series of related transactions that would require the filing by Rent-Way of a Current Report on Form 8-K pursuant to the Exchange Act or required that the Proxy Statement or Registration Statement include or incorporate by reference financial statements of any business acquired pursuant to Section 3-05 of Regulation S-X under the Securities Act;

(iii) incur, assume or prepay any indebtedness or any other material liabilities other than in the ordinary course of business consistent with past practices;
(iv) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any person other than in the ordinary course of business and consistent with past practices; (v) make any loans, advances or capital contributions to, or investments in, any other person, other than in the ordinary course of business and consistent with past practices; (vi) authorize capital expenditures substantially in excess of the amount currently budgeted therefor; (vii) permit any insurance policy naming Rent-Way or any Rent-Way Subsidiary as a beneficiary or a loss payee to be canceled or terminated other than in the ordinary course of business; or (viii) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

        (d) Rent-Way shall use commercially reasonable efforts to preserve intact the business organization of Rent-Way and the Rent-Way Subsidiaries, to keep available the services of its and their present officers and key employees, and to preserve the goodwill of those having business relationships with it and the Rent-Way Subsidiaries;

        (e) Neither Rent-Way nor any of the Rent-Way Subsidiaries shall make any change in the compensation payable or to become payable to any of its officers, directors or employees, enter into or amend any employment, severance, termination or other similar agreement, adopt any new Rent-Way Plan or amend in any material respect any existing Rent-Way Plan, or make any loans to any of its officers, directors or employees or make any changes in its existing borrowing or lending arrangement for or on behalf of any of such persons, whether contingent on consummation of the Merger or otherwise, other than (i) in the ordinary course of business and consistent with past practices and (ii) as may be required under Applicable Law or the terms of any existing Rent-Way Plan; and

        (f) Neither Rent-Way nor any of the Rent-Way Subsidiaries shall (i) knowingly take or allow to be taken any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes; or
(ii) knowingly take, or allow any party related to Rent-Way within the meaning of Treas. Reg. Section 1.368-1(e)(3) to take, any action that would jeopardize qualification of the Merger as a reorganization within the meaning of section 368(a)(1)(A) of the Code, including, but not limited to, the redemption or other acquisition of any shares of HCI or any HCI Subsidiary other than as set forth in Article III of this Agreement.

     Section 6.3 Other Actions. Each of Rent-Way and HCI shall not, and shall use commercially reasonable efforts to cause its respective subsidiaries not to, take any action that would result in (i) any of the representations and warranties of such party become untrue or (ii) except as contemplated by Section 7.2, any of the conditions to the Merger set forth in Article VIII not being satisfied.

                                  ARTICLE VII
                             ADDITIONAL AGREEMENTS

     Section 7.1 Access and Information. HCI and Rent-Way shall each afford to the other and to the other's financial advisors, legal counsel, accountants, consultants and other agents and representatives full access at all reasonable times throughout the period prior to the Effective Time to all of its books, records, properties and personnel and, during such period, each shall furnish promptly to the other (a) a copy of each report, schedule and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (b) all other information as such other Party may reasonably request, provided that no investigation pursuant to this Section 7.1 shall affect any representations or warranties made herein or the conditions to the obligations of the respective Parties to consummate the Merger. Each Party and its affiliates, advisors, legal counsel, accountants, consultants and other agents and representatives shall hold in confidence all nonpublic information in accordance with the terms of the confidentiality letter agreement dated August 24, 1998 (the "Confidentiality Agreement") between HCI and Rent-Way and, if this Agreement is terminated, each Party will deliver to the other documents, work papers and other material (including copies) obtained by such Party or on its behalf from the other Party as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof, in accordance with the terms of the Confidentiality Agreement.

     Section 7.2 Acquisition Proposals.

        (a) HCI shall not, nor shall HCI authorize or permit any officer, director or employee of, or investment banker, attorney or other advisor or representative or agent of, HCI or any HCI Subsidiary to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as hereinafter defined) or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action intended to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; provided, however, that nothing contained in this Section 7.2(a) shall prohibit HCI's Board of Directors (and its authorized representatives) from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes an unsolicited Acquisition Proposal if, and only to the extent that (A) HCI's Board of Directors, after consultation with and based on the written opinion of outside legal counsel, determines in good faith that in order for such HCI's Board of Directors to comply with its fiduciary duties to stockholders under Applicable Law it should take such action, (B) prior to taking such action, HCI receives from such person or entity an executed agreement in reasonably customary form relating to the confidentiality of information to be provided to such person or entity, and (C) the Acquisition Proposal contains an offer of consideration that is superior to the consideration represented by the Exchange Ratio.

        Notwithstanding anything in this Agreement to the contrary, HCI shall
(i) promptly advise Rent-Way orally and in writing of (A) the receipt by it (or any of the other entities or other persons referred to above) after the date hereof of any Acquisition Proposal, or any inquiry which could reasonably be expected to lead to any Acquisition Proposal, (B) the material terms and conditions of such Acquisition Proposal or inquiry and (C) the identity of the person making any such Acquisition Proposal or inquiry, (ii) keep Rent-Way reasonably informed of the status and details of any such Acquisition Proposal or inquiry, and (iii) negotiate with Rent-Way to make such adjustments in the terms and conditions of this Agreement as would enable HCI to proceed with the transactions contemplated herein. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of this Section 7.2 by any officer, director or employee of HCI or the HCI Subsidiaries or any investment banker, attorney or other advisor, representative or agent of HCI or the HCI Subsidiaries, whether or not such person is purporting to act on behalf of HCI or otherwise, shall be deemed to be a breach of this Section 7.2 by HCI. For purposes of this Agreement, "Acquisition Proposal" means any bona fide proposal with respect to a merger, consolidation, share exchange or similar transaction involving HCI or the HCI Subsidiaries, or any purchase of all or any significant portion of the assets of HCI or the HCI Subsidiaries other than the transactions contemplated hereby.

        (b) Except as set forth below, HCI's Board of Directors shall not (i) withdraw, or modify in a manner materially adverse to Rent-Way, the approval or recommendation by HCI's Board of Directors of this Agreement or the Merger, or
(ii) approve, recommend or cause HCI to enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, if HCI receives an unsolicited Acquisition Proposal and HCI's Board of Directors determines in good faith, following consultation with and based on the written opinion of outside legal counsel, that it is necessary to do so in order to comply with its fiduciary duties to stockholders under Applicable Law, HCI's Board of Directors may (w) withdraw or modify its approval or recommendation of this Agreement and the Merger, (x) approve or recommend such Acquisition Proposal to HCI's stockholders, (y) cause HCI to enter into an agreement with respect to such Acquisition Proposal or (z) terminate this Agreement pursuant to Section 9.3(c); provided, however, that prior to taking such action, HCI shall, and shall cause its respective financial and legal advisors to, negotiate with Rent-Way to make such adjustments in the terms and conditions of this Agreement as would enable HCI to proceed with the transactions contemplated herein on such adjusted terms. Notwithstanding anything contained in this Agreement to the contrary, any action by the Board of Directors of HCI permitted by this Section 7.2(b) shall not constitute a breach of this Agreement by HCI.

        (c) If the Board of Directors of HCI takes any action described in clause (y) or (z) of Section 7.2(b) or Rent-Way exercises its right to terminate this Agreement under Section 9.4(d), based on HCI's Board of Directors having taken any action described in clause (w), (x) or (y) of Section 7.2(b), HCI shall, simultaneously with the taking of such action or upon such termination pay to Rent-Way upon demand the sum of $10,000,000 plus all fees and expenses incurred by Rent-Way in connection with the transactions contemplated by this Agreement

(including without limitation, investment bankers' fees and expenses), payable in same-day funds, as liquidated damages and not as a penalty. If HCI fails to pay to Rent-Way any amounts due under this Section 7.2(c), HCI shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other action, taken by Rent-Way to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee was required to be paid.

     Section 7.3 Registration Statement; Listing Application.

        (a) As promptly as practicable, Rent-Way and HCI shall prepare and file with the SEC the Proxy Statement in form and substance satisfactory to each of Rent-Way and HCI, and Rent-Way shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included as a prospectus. Rent-Way shall use commercially reasonable efforts to (i) respond to any comments of the SEC and (ii) have the Registration Statement declared effective under the Securities Act as promptly as practicable and to keep the Registration Statement effective as long as is reasonably necessary to consummate the Merger. Each Party will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Registration Statement or the Proxy Statement or for additional information and will supply the other with copies of all correspondence between such Party or any of its representatives and the SEC with respect to the Registration Statement or the Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Registration Statement or the Proxy Statement, Rent-Way or HCI, as the case may be, shall promptly inform the other of such occurrences and cooperate in filing with the SEC and or mailing to the shareholders of Rent-Way and the stockholders of HCI such amendment or supplement. The Proxy Statement shall include the recommendations of the Board of Directors of Rent-Way in favor of the Merger Agreement, the Amendment and the issuance of the Rent-Way Shares and the Board of Directors of HCI as to the Merger Agreement, subject to the provisions of
Section 7.2. Rent-Way shall use commercially reasonable efforts to take any action required to be taken under state securities or blue sky laws in connection with the issuance of the Rent-Way Shares pursuant hereto and will pay or cause to be paid all expenses incident thereto. HCI shall furnish Rent-Way with all information concerning HCI and the holders of its capital stock and shall take such other action as Rent-Way may reasonably request in connection with such Proxy Statement and Registration Statement and issuance of Rent-Way Shares.

        (b) Rent-Way shall promptly prepare and submit to Nasdaq or the NYSE a listing application covering the Rent-Way Shares to be issued in connection with the Merger and this Agreement and shall use commercially reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such Rent-Way Shares, subject to official notice of issuance.

     Section 7.4 Proxy Statements; Stockholder Approvals.

        (a) Rent-Way and HCI shall cause the definitive Proxy Statement to be mailed to their respective shareholders and stockholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. It shall be a condition precedent to HCI's obligation to mail the Proxy Statement that the opinions of Donaldson, Lufkin & Jenrette Securities Corporation and of Stephens, Inc. referred to Section 5.19 not have been withdrawn. It shall be a condition precedent to Rent-Way's obligation to mail the Proxy Statement that the opinion of NBM referred to in Section 4.19 not have been withdrawn. At the shareholders and stockholders' meetings, each of Rent-Way and HCI shall vote or cause to be voted in favor of authorization, approval and adoption of this Agreement and the Merger and, in the case of Rent-Way, the Amendment and the issuance of the Rent-Way Shares to be issued in the Merger, all capital stock entitled to vote as to which it holds proxies at such time.

        (b) In connection with the preparation of the Proxy Statement and the Registration Statement, Rent-Way shall use reasonable efforts to cause to be delivered to Rent-Way and HCI prior to the mailing of the Proxy Statement to the stockholders of Rent-Way and HCI the opinion of Hodgson, Russ, Andrews, Woods & Goodyear LLP, dated the date of the Proxy Statement, substantially to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a)(1)(A) of the Code.

        (c) Each of HCI's and Rent-Way's obligations under this Section 7.4 shall at all times remain subject to their fiduciary duties imposed under Applicable Law and Section 7.2 of this Agreement, in the event that, if required by such fiduciary duties as advised in writing by outside counsel, the Board of Directors of HCI or Rent-Way, as the case may be, shall have withdrawn or modified its recommendation that shareholders or stockholders authorize, approve and adopt this Agreement and the Merger, in the case of Rent-Way and HCI, or that shareholders authorize the Amendment and the issuance of the Rent-Way Shares to be issued in connection with the Merger, in the case of Rent-Way.

        (d) HCI, acting through its Board of Directors, shall, in accordance with Applicable Law and its Certificate of Incorporation and By-Laws:

          (i) promptly and duly call, give notice of, convene and hold as soon as practicable (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to its Stockholders) following the date upon which the Registration Statement becomes effective a meeting of its stockholders for the purpose of voting to authorize, approve and adopt this Agreement and the Merger and shall use commercially reasonable efforts to obtain such stockholder approval; and

          (ii) recommend authorization, approval and adoption of this Agreement and the Merger by the stockholders of HCI and take all lawful action to solicit such approval.

        (e) Rent-Way, acting through its Board of Directors, shall, in accordance with Applicable Law and its Articles of Incorporation and By-Laws:

          (i) promptly and duly call, give notice of, convene and hold as soon as practicable (but in no event sooner than 20 business days following the date the Proxy Statement is mailed to its shareholders) following the date upon which the Registration Statement becomes effective a meeting of its shareholders for the purpose of voting to authorize; approve and adopt this Agreement and the Merger, the Amendment and the issuance of the Rent-Way Shares to be issued in the Merger and shall use commercially reasonable efforts to obtain such shareholder approval; and

          (ii) recommend authorization, approval and adoption of this Agreement and the Merger, the Amendment and the issuance of the Rent-Way Shares to be issued in the Merger by the shareholders of Rent-Way and include in the Proxy Statement such recommendation and take all lawful action to solicit such approval.

     Section 7.5 Antitrust Laws. As promptly as practicable, HCI and Rent-Way shall make all filings and submissions under the HSR Act as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby. Subject to Section 7.1 hereof, HCI will furnish to Rent-Way, and Rent-Way will furnish to HCI, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to Section 7.1 hereof, HCI will provide Rent-Way, and Rent-Way will provide HCI, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such Party or any of its representatives, on the one hand, and any Governmental Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

     Section 7.6 Voting Agreements and Option Agreements. Concurrently herewith, HCI is entering into voting agreements with each of Gerald A. Ryan and William
E. Morgenstern substantially in the form attached hereto as Exhibit A (together, the "Rent-Way Voting Agreements"); Rent-Way is entering into voting agreements with each of GDJ, Jr. Investments, L.P., and Michael D. Walts substantially in the form attached hereto as Exhibit B (collectively, the "HCI Voting Agreements" and together with the Rent-Way Voting Agreements referred to herein as the "Voting Agreements"); HCI and Rent-Way are entering into an option agreement substantially in the form attached hereto as Exhibit C (the "HCI Option Agreement"); and Rent-Way and HCI are entering into an option agreement substantially in the form attached hereto as Exhibit D (the "Rent-Way Option Agreement" and together with the HCI Option Agreement referred to herein as the "Option Agreements").

     Section 7.7 HCI Employee Stock Options and HCI Director Stock Options. Except as provided in this Agreement or as may occur automatically pursuant to the provisions of the HCI Stock Option Plans as in effect on the date hereof from the date hereof HCI will not accelerate the vesting or exerciseability of or otherwise modify the terms and conditions applicable to the HCI Stock Options. Except as provided in this Agreement, Rent-Way will not exercise any right under any of the Rent-Way Employee Stock Option Plans from the date hereof to accelerate the vesting or exerciseability of or otherwise modify the terms and conditions applicable to the Rent-Way Employee Stock Options. At the Effective Time, each of the HCI Stock Options which is outstanding and unexercised at the Effective Time shall be converted automatically into an option to purchase Rent-Way Shares in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the HCI Stock Option Plans governing the HCI Stock Options):

          (1) The number of Rent-Way Shares to be subject to the new option shall be equal to the product of the number of Shares subject to the original option and the Exchange Ratio, provided that any fractional Rent-Way Share resulting from such multiplication shall be rounded down to the nearest share and Rent-Way shall pay an amount in cash to the holder of such HCI Stock Option within thirty (30) days after the Effective Time equal to the fair market value immediately prior to the Effective Time of such fractional Rent-Way Share calculated based on the average closing price on Nasdaq or the NYSE National Market for the last five trading days immediately preceding the day prior to the Effective Time; and

          (2) The exercise price per Rent-Way Share under the new option shall be equal to the aggregate exercise price of the shares issuable pursuant to the original option divided by the total number of full Rent-Way Shares subject to the new option (as determined under (1) immediately above), provided that such exercise price shall be rounded up the nearest cent.

Rent-Way shall assume the obligations of HCI under the HCI Stock Option Plans in respect of each such new option. The duration and other terms of the new option shall be the same as that of the original option, except that all references to HCI shall be deemed to be references to Rent-Way. Rent-Way shall file with the SEC a registration statement on Form S-8 (or other appropriate form) as promptly as practicable after the Effective Time for purposes of registering all Rent-Way Shares issuable after the Effective Time upon exercise of the HCI Stock Options, and shall have such registration statement or post-effective amendment become effective and comply, to the extent applicable, with state securities or blue sky laws with respect thereto at the Effective Time. Rent-Way shall give any person who was an HCI employee who has options that are vested under any HCI Stock Option Plans and who may be terminated as a result of the Merger not less than 30 days notice of termination for the purpose of permitting their exercise of such vested options.

     Section 7.8 Benefit Plans. After the Effective Time, Rent-Way shall provide benefits to employees of HCI and the HCI Subsidiaries that are not less favorable to such employees than those provided to similarly situated employees of Rent-Way and the Rent-Way Subsidiaries. With respect to any Rent-Way Plan that is an "employee benefit plan" as defined in Section 3(3) of ERISA, solely for purposes of satisfying the service requirements, if any, to participate in such plans and to vest in benefits payable under such plans (but not for purposes of computing the amount of the benefits, or the existence of a benefit, under such plans), service with HCI or any HCI Subsidiary (or a predecessor entity to either of them) shall be treated as service with Rent-Way or the Rent-Way Subsidiaries (as applicable); provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits (or is not otherwise recognized for such purposes under the Rent-Way Plans.

     Section 7.9 Public Announcements. Rent-Way, on the one hand, and HCI, on the other hand, agree that they will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other Party, except as may be required by Applicable Law.

     Section 7.10 Continuance of Existing Indemnification Rights.

        (a) From and after the Effective Time, Rent-Way shall indemnify, defend and hold harmless to the fullest extent permitted under Applicable Law each person who is now, or has been at any time prior to the date hereof, an officer or director of Rent-Way or HCI or any HCI Subsidiary (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such occurring at or prior to the Effective Time. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) any Indemnified Party wishing to claim indemnification shall promptly notify Rent-Way thereof, (ii) Rent-Way shall pay the reasonable fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Rent-Way, in advance of the final disposition of any such Action to the full extent permitted by Applicable Law, upon receipt of any undertaking required by Applicable Law, and (iii) Rent-Way will cooperate in the defense of any such matter; provided, however, that Rent-Way shall not be liable for any settlement effected without its written consent (which consent will not be unreasonably withheld) and provided, further, that Rent-Way shall not be obligated pursuant to this Section
7.9 to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single Action except to the extent that, in the opinion of counsel for the Indemnified Parties, two of more of such Indemnified Parties have conflicting interests in the outcome of such action.

        (b) Rent-Way shall keep in effect provisions in its Articles of Incorporation and Bylaws providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under Applicable Law, which provisions shall not be amended except as required by Applicable Law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

        (c) Rent-Way shall cause to be maintained in effect for a period ending not sooner than the sixth anniversary of the Effective Time directors' and officers' liability insurance providing at least the same coverage with respect to the officers and directors of HCI and the HCI Subsidiaries as the policies maintained on behalf of directors and officers of HCI and the HCI Subsidiaries as of the date hereof, and containing terms and conditions which are no less advantageous, with respect to matters occurring on or prior to the Effective Time (to the extent such insurance is available with respect to such matters).

        (d) If in the event that Rent-Way or any of its successors and assigns
(i) consolidates or merges into any other person or shall not be the continuing or surviving corporation or entity of which consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Rent-Way shall assume the obligations of Rent-Way under this Section 7.10.

        (e) The provisions of this Section 7.10 are intended to be for the benefit of, and shall be enforceable by, the officers and directors of HCI and each HCI Subsidiary and his or her heirs and representatives.

     Section 7.11 Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the Party incurring such expenses except that (a) (i) a filing fee in connection with any HSR Act filing and (ii) the expenses incurred in connection with the printing and mailing of the Proxy Statement shall be shared equally by Rent-Way and HCI and (b) all transfer taxes shall be paid by HCI.

          Section 7.12 Additional Agreements.

        (a) Subject to terms and conditions herein provided, each of the Parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, Rent-Way and HCI shall cause their respective proper officers and/or directors to take all such necessary action.

        (b) Notwithstanding anything contained in this Agreement to the contrary, the Parties agree that, to the extent that the consummation of the transactions contemplated hereby requires that HCI or any HCI Subsidiary obtain the consent of a landlord under any store lease of HCI or such HCI Subsidiary, HCI will use commercially reasonable efforts to obtain the consent of the landlord under each such store lease specified by Rent-Way to HCI in writing within ten (10) days after the date hereof, and the Parties further agree that, if despite its commercially reasonable efforts HCI is not able to obtain any such consent prior to the Effective Time, such failure by HCI shall not constitute a breach by HCI of any representation, warranty, covenant or agreement in this Agreement or constitute a failure by HCI to satisfy any condition of Rent-Way to its obligation to consummate the transactions contemplated hereby at the Effective Time or otherwise give Rent-Way the right to terminate this Agreement.

     Section 7.13 Affiliate Agreements.

        (a) HCI shall, prior to the Effective Time, deliver to Rent-Way a list (reasonably satisfactory to counsel for Rent-Way), setting forth the names and addresses of all persons who are, at the time of the HCI stockholder's meeting referred to in Section 7.4(a) hereof, in HCI's reasonable judgment, "affiliates" of HCI for purposes of Rule 145 under the Securities Act or under applicable SEC accounting releases with respect to pooling of interests accounting treatment. HCI shall furnish such information and documents as Rent-Way may reasonably request for the purpose of reviewing such list. HCI shall use commercially reasonable efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 7.12 to execute a written agreement on or prior to the Effective Time, in substantially the form of Exhibit E attached hereto (the "HCI Affiliate Agreements").

        (b) Rent-Way shall, prior to the Effective Time, deliver to HCI a list (reasonably satisfactory to counsel for HCI) setting forth the names and addresses of all persons who are, at the time of the Rent-Way stockholders meeting referred to in Section 7.4(b) hereof, in Rent-Way's reasonable judgment, "affiliates" of Rent-Way under applicable SEC accounting releases with respect to pooling of interests accounting treatment. Rent-Way shall furnish such information and documents as HCI may reasonably request for the purpose of reviewing such list. Rent-Way shall use its commercially reasonable efforts to cause each person who is identified as an affiliate in the list furnished pursuant to this Section 7.12 to execute a written agreement on or prior to the Effective Time, in substantially the form of Exhibit F attached hereto (the "Rent-Way Affiliate Agreements" and, together with the HCI Affiliate Agreements referred to collectively herein as the "Affiliate Agreements").

     Section 7.14 Publication of Post Merger Financial Results. HCI and Rent-Way agree that the Surviving Corporation shall publish financial results covering at least thirty (30) days of combined operations as soon as practicable after the Effective Time; provided that if the Effective Time occurs after February 28, 1999, HCI and Rent-Way agree that upon the written request of any person who shall have executed an Affiliate Agreement pursuant to Section 7.12, the Surviving Corporation shall publish such combined financial results at the end of the first full calendar month following the Effective Date which notice shall be given at least thirty (30) days prior to the end of such first full calendar month following the Effective Date.

                                  ARTICLE VIII
                    CONDITIONS TO CONSUMMATION OF THE MERGER

     Section 8.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

        (a) Any waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and no action shall have been instituted by the Department of Justice or Federal Trade Commission challenging or seeking to enjoin the consummation of this transaction, which action shall have not been withdrawn or terminated.

        (b) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for such purpose shall be pending before or threatened by the SEC.

        (c) This Agreement and the Merger shall have been authorized, approved and adopted by the requisite vote of the stockholders of HCI and the shareholders of Rent-Way, and the Amendment and the issuance of the Rent-Way Shares in connection with the Merger shall have been authorized and approved by the requisite vote of the shareholders of Rent-Way, in each case in accordance with Applicable Law.

        (d) No temporary restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States which prohibits the consummation of the Merger shall have been issued and remain in effect.

        (e) Subject to Section 7.12(b), each of HCI and Rent-Way shall have obtained such consents from third parties and Governmental Authorities in addition to the HSR Act as shall be required and which are material to Rent-Way and HCI and to consummation of the transactions contemplated hereby.

        (f) Each of Rent-Way and HCI shall have received a letter from PricewaterhouseCoopers, LLP dated the Effective Time, addressed to Rent-Way and HCI stating that the Merger will qualify as a pooling of interests transaction under Opinion No. 16 of the Accounting Principles Board and that Rent-Way and HCI meet the conditions to qualify for a pooling of interests transaction under opinion No. 16 of the Accounting Principles Board, "Business Combinations," and the related published interpretations of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, and the published rules and regulations of the SEC.

        (g) Each of Rent-Way and HCI shall have received an opinion of Hodgson, Russ, Andrews, Woods & Goodyear, LLP, in form and substance reasonably satisfactory to Rent-Way and HCI, dated the date of the Proxy Statement, which opinion shall be reconfirmed as of the Effective Time, substantially to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of section 368(a)(1)(A) of the Code.

     Section 8.2 Conditions to Obligation of HCI to Effect the Merger. The obligation of HCI to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

        (a) Rent-Way shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of Rent-Way contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date, and HCI shall have received a certificate of the President of Rent-Way as to the satisfaction of this condition.

        (b) HCI shall have received an opinion from Hodgson, Russ, Andrews, Woods & Goodyear, LLP, counsel to Rent-Way, dated the Effective Time, substantially to the effect that:

          (i) Rent-Way is a corporation validly existing under the laws of the Commonwealth of Pennsylvania.

          (ii) Rent-Way has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of Rent-Way.

          (iii) This Agreement has been executed and delivered by Rent-Way and is a valid and binding obligation of Rent-Way, enforceable against Rent-Way in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

          (iv) Neither the execution and delivery of this Agreement by Rent-Way, nor the consummation by Rent-Way of the transactions contemplated hereby, will violate the Articles of Incorporation or By-Laws of Rent-Way or, to the knowledge of such counsel, and except as set forth in the Rent-Way Disclosure Letter without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by Rent-Way prior to the Effective Time or shall have been waived by HCI in writing) any material contract, agreement or instrument to which Rent-Way or any of the Rent-Way Subsidiaries is subject and which has been specifically identified to such counsel by Rent-Way in connection with rendering such opinion.

          (v) The Rent-Way Shares to be issued in connection with the transactions contemplated by this Agreement are duly authorized and reserved for issuance and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable.

          (vi) While such counsel assumes no responsibility for any event, occurrence or statement of fact relating to Rent-Way or for the accuracy completeness or fairness of any statements contained or incorporated by reference in or omitted from the Registration Statement or the Proxy Statement, and while such counsel expresses no opinion as to the financial statements or other financial or statistical data contained or incorporated by reference therein with respect to information in the Registration Statement or the Proxy Statement relating to Rent-Way, the Registration Statement complies as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations promulgated thereunder.

          In addition, in such opinion, such counsel shall state that such counsel has no reason to believe that the Registration Statement or the Proxy Statement, as amended or supplemented to the date of such opinion, insofar as it relates to Rent-Way, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except such counsel expresses no belief as to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement or the Proxy Statement.

          As to any matter in such opinion which involves matters of fact, such counsel may rely upon the certificates of officers and directors of Rent-Way and of public officials and as to any matter in such opinion which involves matters relating to laws other than the laws of the United States or the corporate laws of the State of Delaware and the Commonwealth of Pennsylvania, such counsel may rely on opinions of local counsel, reasonably acceptable to HCI.

        (c) The listing application referred to in Section 7.3(b) shall have been approved by the National Association of Securities Dealers for listing of the Rent-Way Shares on Nasdaq or shall have been approved by the NYSE for listing on the NYSE, subject to official notice of issuance.

        (d) From the date of this Agreement through the Effective Time, there shall not have occurred any condition or event relating to the financial condition, business or operations of Rent-Way or the Rent-Way Subsidiaries, taken as a whole, that has had or would be reasonably likely to have a Rent-Way Material Adverse Effect and HCI shall have received a certificate of the President or Chief Financial Officer of Rent-Way as to the satisfaction of such condition.

        (e) Rent-Way shall have executed indemnification agreements with the members of the HCI Board of Directors if, immediately prior to the Effective Time, any such agreements are in effect between Rent-Way and its Board of Directors, in which case, the form of agreement shall be substantially similar to any such Rent-Way agreement.

     Section 8.3 Conditions to Obligations of Rent-Way to Effect the Merger. The obligations of Rent-Way to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

        (a) HCI shall have performed in all material respects its obligations under this Agreement required to be performed by it at or prior to the Effective Time and the representations and warranties of HCI contained in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except (i) for changes specifically permitted by this Agreement and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date and Rent-Way shall have received a Certificate of the President and Chief Executive Officer of HCI as to the satisfaction of this condition.

        (b) Rent-Way shall have received an opinion from King & Spalding, counsel for HCI, dated the Effective Time, substantially to the effect that:

          (i) HCI is a corporation validly existing under the laws of the State of Delaware.

          (ii) HCI has the corporate power to enter into this Agreement and to consummate the transactions contemplated hereby; and the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by requisite corporate action taken on the part of HCI.

          (iii) This Agreement has been executed and delivered by HCI and is a valid and binding obligation of HCI, enforceable against HCI in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and general principles of equity.

          (iv) Neither the execution and delivery of this Agreement by HCI, nor the consummation by HCI of the transactions contemplated hereby, will violate the Certificate of Incorporation or By-Laws of HCI or, to the knowledge of such counsel, and except as set forth in the HCI Disclosure Letter without having made any independent investigation, will constitute a violation of or a default under (except for any such violation or default as to which requisite waivers or consents either shall have been obtained by HCI prior to the Effective Time or shall have been waived by Rent-Way in writing) any material contract, agreement or instrument to which HCI or any of the HCI Subsidiaries is subject and which has been specifically identified to such counsel by HCI in connection with rendering such opinion.

          In addition, in such opinion, such counsel shall state that such counsel has no reason to believe that the Registration Statement or the Proxy Statement, as amended or supplemented to the date of such opinion, insofar as it relates to HCI, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except such counsel expresses no belief as to the financial statements or other financial or statistical data contained or incorporated by reference in the Registration Statement or the Proxy Statement.

          As to any matter in such opinion which involves matters of fact, such counsel may rely upon the certificates of officers and directors of HCI and of public officials and as to any matter in such opinion which involves matters relating to laws other than the laws of the United States or the corporate laws of the State of Delaware, such counsel may rely on opinions of local counsel, reasonably acceptable to HCI.

        (c) From the date of this Agreement through the Effective Time, there shall not have occurred any condition or event relating to the financial condition, business or operations of HCI or the HCI Subsidiaries, taken as a whole, that has had or would be reasonably likely to have an HCI Material Adverse Effect and Rent-Way shall have received a certificate of the President or Chief Financial Officer of HCI as to the satisfaction of this condition.

        (d) Rent-Way and George D. Johnson, Jr. shall have entered into a noncompetition agreement in the form attached hereto as Exhibit G (the "Johnson Noncompetition Agreement").

                                   ARTICLE IX
                       TERMINATION, AMENDMENT AND WAIVER

     Section 9.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by mutual written consent of the Parties.

     Section 9.2 Termination by Either Rent-Way or HCI. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Rent-Way or HCI if:

        (a) The Merger is not consummated on or before February 28, 1999 (or such later date as shall have been approved by Rent-Way and HCI) (the "Termination Date"), provided, however, that the right to terminate this Agreement under this Section 9.2(a) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date, and provided, further, that if on the Termination Date the conditions to the Closing set forth in Section 8.1(a) or (e) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, then the Termination Date shall automatically be extended to April 30, 1999; and provided, further that if on the Termination Date the condition to the Closing set forth in Section 8.1(b) shall not have been fulfilled, but all other conditions to the Closing shall be fulfilled or shall be capable of being fulfilled, the Termination Date shall automatically be extended to April 30, 1999; or

        (b) A court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties shall use their commercially reasonable efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable.

     Section 9.3 Termination by HCI. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of HCI if:

        (a) There shall have been any event or condition that has had a Rent-Way Material Adverse Effect since the date hereof which is not cured within thirty
(30) days after notice thereof to Rent-Way, or if Rent-Way shall have breached
Section 7.2, 7.4 or 7.5 and, in the case of Sections 7.4 and 7.5, such breach has not been cured within thirty (30) days' notice thereof to Rent-Way;

        (b) This Agreement and the Merger, the Amendment and the issuance of the Rent-Way Shares in connection with the Merger shall not have been authorized, approved and adopted by the requisite vote of the stockholders of Rent-Way; or

        (c) The Board of Directors of HCI shall have exercised any of its rights set forth in Section 7.2(b).

     Section 9.4 Termination by Rent-Way. This Agreement may be terminated and the Merger may be abandoned by action of the Board of Directors of Rent-Way if:

        (a) There shall have been any event or condition that has had a HCI Material Adverse Effect since the date hereof which is not cured within thirty
(30) days after notice thereof to HCI, or if HCI shall have breached Section 7.2, 7.4 or 7.5 and, in the case of Sections 7.4 and 7.5, such breach has not been cured within thirty (30) days' notice thereof to HCI;

        (b) This Agreement and the Merger shall not have been authorized, approved and adopted by the requisite vote of the stockholders of HCI; or

        (c) The Board of Directors of HCI shall have (i) withdrawn or modified in a manner adverse to Rent-Way its recommendation of this Agreement and the Merger; (ii) approved or recommended an Acquisition Proposal; or (iii) caused HCI to enter into an agreement with respect to an Acquisition Proposal.

     Section 9.5 Effect of Termination and Abandonment. In the event of the termination and abandonment of this Agreement under this Article IX, this Agreement shall become void and have no effect, without any liability on the part of any Party or its Directors, officers or stockholders except (i) as provided in Sections 7.1, 7.2 and 7.10 and (ii) to the extent that such termination results from the willful breach by any Party hereto of any material representation, warranty, covenant or agreement hereunder.

     Section 9.6 Amendment. This Agreement may be amended by the Parties pursuant to a writing adopted by action taken by all of the Parties at any time before the Effective Time, provided, however, that after approval by the stockholders of HCI or Rent-Way, whichever shall occur first, no amendment may be made which would (a) alter or change the amount or kinds of consideration to be received by the holders of Shares upon consummation of the Merger, (b) alter or change any term of the Certificate of Incorporation of HCI or the Articles of Incorporation of Rent-Way, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of securities of HCI or Rent-Way. This Agreement may not be amended except by an instrument in writing signed by the Parties.

     Section 9.7 Waiver. At any time before the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and
(c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a Party to any such extension of waiver shall be valid only as against such Party and only if set forth in an instrument in writing signed by such Party.

                                   ARTICLE X
                               GENERAL PROVISIONS

     Section 10.1 Survival of Representations, Warranties and Agreements. No representations, warranties, covenants or agreements contained herein shall survive beyond the Effective Time, except that the representations, warranties, covenants or agreements contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 7.1, 7.8, 7.9, 7.10, 7.11 and 7.13 and this Article X shall survive beyond the Effective Time.

     Section 10.2 Notices. All notices and other communications required or permitted by this Agreement shall be made in writing and any such notice or communication shall be deemed delivered when delivered in person, transmitted by telex or telecopier, or seven (7) days after it has been sent by air mail, as follows:

Rent-Way:                Rent-Way, Inc.
                         One RentWay Place
                         Erie, Pennsylvania 16505
                         Attention: William E. Morgenstern
                         Tel: (814) 455-5378
                         Fax: (814) 455-3267

with a copy to:          Hodgson, Russ, Andrews, Woods & Goodyear, LLP
                         1800 One M&T Plaza
                         Buffalo, New York 14203
                         Attention: Robert B. Fleming, Jr.
                         Tel: (716) 856-4000
                         Fax: (716) 849-0349

HCI:                     Home Choice Holdings Inc.
                         714 East Kimbrough Street
                         Mesquite, Texas 75149
                         Attention: James G. Steckart
                         Tel: (972) 288-9327
                         Fax: (972) 288-7753

with a copy to:          King & Spalding
                         191 Peachtree Street
                         Atlanta, Georgia 30303
                         Attention: John D. Capers, Jr.
                         Tel: (404) 572-4658
                         Fax: (404)572-5145

The Parties shall promptly notify each other in the manner provided in this
Section 10.2 of any change in its address. A notice of change of address shall not be deemed to have been given until received by the addressee. Communications by telex or telecopier shall also be sent concurrently by mail, but shall in any event be effective as stated above.

     Section 10.3 Assignment. No Party shall assign this Agreement or any rights, interests or obligations hereunder, or delegate performance of any of its obligations hereunder, without the prior written consent of the other Party.

     Section 10.4 Entire Agreement. This Agreement, the Exhibits hereto, the Rent-Way Disclosure Letter, the HCI Disclosure Letter, the Voting Agreements, the Option Agreements, the Johnson Noncompetition Agreement, the Affiliate Agreements and the Confidentiality Agreement embody the entire agreement and understanding of the Parties in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to such subject matter.

     Section 10.5 Waiver, Amendment, etc. This Agreement may not be amended or supplemented, and no waivers of or consents to departures from the provisions hereof shall be effective, unless set forth in a writing signed by, and delivered to, both Parties. No failure to delay of a Party in exercising any power or right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the existence of any other right or power.

     Section 10.6 Binding Agreement; No Third Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of the Parties and their successors and permitted assigns. Nothing expressed or implied herein is intended or will be construed to confer upon or to give any third Party any rights or remedies by virtue hereof.

     Section 10.7 Governing Law; Dispute Resolution; Equitable Relief.

        (a) HIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW).

        (b) EACH PARTY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ITS OBLIGATIONS OR LIABILITIES UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE UNITED STATES DISTRICT COURT FOR THE STATE OF DELAWARE OR, IN THE EVENT (BUT ONLY IN THE EVENT) SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION OVER SUCH ACTION, SUIT OR PROCEEDING, IN THE COURTS OF THE STATE OF DELAWARE, AND EACH PARTY HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO THE JURISDICTION OF EACH OF THE AFORESAID COURTS IN PERSONAM, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING (INCLUDING CLAIMS FOR INTERIM RELIEF, COUNTERCLAIMS, ACTIONS WITH MULTIPLE DEFENDANTS AND ACTIONS IN WHICH SUCH PARTY IS IMPLED). EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

        (c) EACH PARTY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM (IN SUCH CAPACITY, THE "PROCESS AGENT"), AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF, SERVICE OF PROCESS IN SUCH JURISDICTION IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, AND SUCH SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY THEREOF TO THE PROCESS AGENT, PROVIDED THAT IN THE CASE OF ANY SUCH SERVICE UPON THE PROCESS AGENT, THE PARTY EFFECTING SUCH SERVICE SHALL ALSO DELIVER A COPY THEREOF TO THE OTHER PARTY IN THE MANNER PROVIDED IN SECTION 10.2. EACH PARTY SHALL TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT OR TO APPOINT ANOTHER AGENT SO THAT SUCH PARTY WILL AT ALL TIMES HAVE AN AGENT FOR SERVICE OF PROCESS FOR THE ABOVE PURPOSES IN THE STATE OF DELAWARE. IN THE EVENT OF THE TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS AND BUSINESS OF THE PROCESS AGENT TO ANY OTHER CORPORATION BY CONSOLIDATION, MERGER, SALE OF ASSETS OR OTHERWISE, SUCH OTHER CORPORATION SHALL BE SUBSTITUTED HEREUNDER FOR THE PROCESS AGENT WITH THE SAME EFFECT AS IF NAMED HEREIN IN PLACE OF CT CORPORATION SYSTEM. EACH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION, SUIT OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED AIR MAIL, POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN THIS AGREEMENT, SUCH SERVICE OF PROCESS TO BE EFFECTIVE UPON ACKNOWLEDGMENT OF RECEIPT OF SUCH REGISTERED MAIL. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH PARTY EXPRESSLY ACKNOWLEDGES THAT THE FOREGOING WAIVER IS INTENDED TO BE IRREVOCABLE UNDER THE LAWS OF THE STATE OF DELAWARE AND OF THE UNITED STATES OF AMERICA.

        (d) EACH PARTY AGREES THAT MONEY DAMAGES WOULD NOT BE A SUFFICIENT REMEDY FOR THE OTHER PARTY FOR ANY BREACH OF THIS AGREEMENT BY IT, AND THAT IN

ADDITION TO ALL OTHER REMEDIES THE OTHER PARTY MAY HAVE, SUCH OTHER PARTY SHALL BE ENTITLED TO SPECIFIC PERFORMANCE AND TO INJUNCTIVE OR OTHER EQUITABLE RELIEF AS A REMEDY FOR ANY SUCH BREACH. EACH PARTY AGREES NOT TO OPPOSE THE GRANTING OF SUCH RELIEF IN THE EVENT A COURT DETERMINES THAT A BREACH HAS OCCURRED, AND AGREES TO WAIVE ANY REQUIREMENT FOR THE SECURING OR POSTING OF ANY BOND IN CONNECTION WITH SUCH REMEDY.

     Section 10.8 Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction will not affect the validity or enforceability of the remainder hereof in that jurisdiction or the validity or enforceability of this Agreement, including that provision in any other jurisdiction. To the extent permitted by Applicable Law, each Party waives any provision of Applicable Law that renders any provision hereof prohibited or unenforceable in any respect. If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than avoided, if possible, in order to achieve the intent of the Parties to the extent possible.

     Section 10.9 Counterparts. This Agreement may be executed in one or more counterparts each of which when so executed and delivered will be deemed an original but all of which will constitute one and the same Agreement.

     Section 10.10 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

     Section 10.11 Incorporation of Exhibits. The Rent-Way Disclosure Letter, the HCI Disclosure Letter, the Voting Agreements, the Option Agreements, the Johnson Noncompetition Agreement, the Affiliate Agreements and the Confidentiality Agreement attached hereto or referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

RENT-WAY, INC.

By: /s/ WILLIAM E. MORGENSTERN
    --------------------------------------------------------
    William E. Morgenstern
    President and Chief Executive Officer

HOME CHOICE HOLDINGS INC.

By: /s/ JAMES G. STECKART
    --------------------------------------------------------
    James G. Steckart
    President and Chief Executive Officer

                                                                       EXHIBIT A

                                      FORM OF
                            STOCKHOLDER VOTING AGREEMENT

     THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") dated as of September 1, 1998, is made by and between Home Choice Holdings Inc., a Delaware corporation ("HCI"), and the shareholder named on the signature page hereto ("Shareholder"). On the date hereof, the Shareholder Beneficially Owns (as defined in Section 11(a) hereof) the number of shares of common stock, without par value (the "Rent-Way Shares"), of Rent-Way, Inc., a Pennsylvania corporation ("Rent-Way"), set forth next to the Shareholder's name on the signature page hereto.

                              W I T N E S S E T H:

     WHEREAS, HCI and Rent-Way concurrently herewith are entering into an Agreement and Plan of Merger, dated as of September 1, 1998 (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of HCI with and into Rent-Way, with Rent-Way as the surviving corporation; and

     WHEREAS, as an essential condition and inducement to HCI's execution of the Merger Agreement, HCI has requested that the Shareholder agree, and the Shareholder has agreed, to vote (or consent with regard to) all Rent-Way Shares as to which the Shareholder has voting power in favor of the Merger as provided herein.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each, a "Party"), intending to be legally bound hereby, agree as follows:

     1. Voting Agreement. The Shareholder agrees that at any time the Merger Agreement remains in effect, he will vote all Shareholder Shares (as defined below) on matters as to which the Shareholder is entitled to vote at any annual, special or other meeting of the Shareholders of Rent-Way, and at any adjournment or adjournments thereof, or by written consent without a meeting, with respect to all Shareholder Shares, as follows: (i) in favor of the authorization, approval and adoption of the Merger Agreement and the Merger, the Amendment (as defined in the Merger Agreement) and the issuance of shares of common stock of Rent-Way in connection with the Merger, and each of the other transactions contemplated by the Merger Agreement; and (ii) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including without limitation: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Rent-Way and its subsidiaries; or (B) a sale or transfer of a material amount of assets of Rent-Way and its subsidiaries or a reorganization, recapitalization or liquidation of Rent-Way and its subsidiaries.

     "Shareholder Shares" shall mean the shares of capital stock of Rent-Way (including without limitation the Rent-Way Shares) Beneficially Owned by such Shareholder as of the date hereof, or Beneficially Owned by such Shareholder at any time hereafter (including, without limitation, by way of exercise of options or by way of dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split, grant of proxy or otherwise) by such Shareholder (as adjusted as set forth herein). The Shareholder hereby agrees to promptly notify HCI in writing of the number of any new Shareholder Shares acquired by the Shareholder, if any, after the date hereof. In the event of any change in the Rent-Way Shares by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities that constitute Shareholder Shares hereunder shall be adjusted appropriately.

     2. Termination.

          a. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms pursuant to Section 9.1, 9.2, 9.3(a), 9.3(b), 9.3(c), 9.4(a), 9.4(b) or 9.4(c)
     thereof, or (ii) the Effective Time (as defined in the Merger Agreement).

          b. Upon termination, this Agreement shall have no further force or effect, except for Section 7 which shall continue to apply to any case, action or proceeding relating to the enforcement of this Agreement.

     3. Representations and Warranties of Shareholder. The Shareholder hereby represents and warrants to HCI as follows:

          a. Due Authorization. The Shareholder has the legal capacity and all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. As of the date hereof, the Shareholder Beneficially Owns the number of the Shareholder Shares listed on the signature page hereof and specified as so owned with no restrictions on the voting rights (except as specified in this Agreement) or rights of disposition pertaining thereto, which constitute all Rent-Way Shares Beneficially Owned by such Shareholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by HCI, this Agreement constitutes a valid and binding agreement of the Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          b. No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by the Shareholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which the Shareholder is a party or by which the Shareholder is bound.

     4. Representations and Warranties of HCI. HCI hereby represents and warrants to the Shareholder as follows:

          a. Due Authorization. HCI has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of HCI and this Agreement has been duly executed by a duly authorized officer of HCI. Assuming this Agreement has been duly and validly executed and delivered by the Shareholder, this Agreement constitutes a valid and binding agreement of HCI, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          b. No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by HCI of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which HCI is a party or by which HCI is bound.

     5. No Transfer. Except as provided in this Agreement or the Merger Agreement, the Shareholder hereby agrees, without the prior written consent of HCI, except pursuant to the terms hereof, not to (i) sell, transfer, assign, pledge or otherwise dispose of or hypothecate any of his Shareholder Shares other than to a "Permitted Transferee" (as defined below) and except that the Shareholder may transfer Shareholder Shares to Rent-Way in order to pay the exercise price or withholding taxes applicable in connection with the exercise of employee stock options; (ii) grant any proxies, deposit any Shareholder Shares into a voting trust or enter into a voting agreement with respect to any Shareholder Shares; (iii) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling the Shareholder from performing his obligations under this Agreement; or (iv) take any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes. For purposes of this Agreement, "Permitted Transferee" shall mean an organization that qualifies for treatment under section 501(c)(3) of the Internal Revenue Code of 1986, as amended. Any Permitted Transferee of Shareholder Shares must become a party to this Agreement and any purported transfer of Shareholder Shares to a person or entity that has not become a party hereto shall be null and void. In furtherance of this Agreement, concurrently herewith the Shareholder shall and hereby does hereby agree to authorize Rent-Way to notify the Rent-Way transfer agent that there is a stop transfer order with respect to all of the Shareholder Shares (and that this Agreement places limits on the voting and transfer of such shares).

     6. Entire Agreement. Other than the Merger Agreement (including the exhibits, schedules and other documents and instruments referred to therein), this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof; (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other Party hereto;
(c) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the other Party hereto; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the Commonwealth of Pennsylvania (without giving effect to the provisions thereof relating to conflicts of law).

     7. Remedies. The Parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The Parties hereto agree that any Party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any Party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

     8. Legends on Certificates. Until such time as this Agreement shall terminate pursuant to Section 2 hereof, all certificates representing Shareholder Shares shall bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHAREHOLDER VOTING AGREEMENT, DATED AS OF SEPTEMBER 1, 1998, BY AND BETWEEN HOME CHOICE HOLDINGS INC. AND THE SHAREHOLDER. ANY TRANSFEREE OF THESE SHARES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF RENT-WAY, INC.

     9. Parties in Interest. Subject to the provisions of Sections 5 and 6(b) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     11. Definitions. The following terms shall have the following respective meanings:

          a. "Beneficial Owner" has the meaning set forth in Rule 13d-3 of the Rules and Regulations to the Exchange Act, and "Beneficially Owned" and "Beneficially Owns" shall have correlative meanings; provided, however, that for purposes of this Agreement, a person shall be deemed to be the Beneficial Owner of Rent-Way Shares that may be acquired pursuant to the exercise of an option or other right regardless of when such option is exercisable.

          b. "Person" shall mean a corporation, association, partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Exchange
     Act).

     12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

        a.  If to HCI to:           Home Choice Holdings Inc.
                             714 E. Kimbrough Street
                             Mesquite, Texas 75149
                             Telecopy No.: 972/288-7753
                             Attention: James G. Steckart

             with a copy to:        King & Spalding
                             191 Peachtree Street
                             Atlanta, Georgia 30303
                             Telecopy No.: 404/572-5145
                             Attention: John D. Capers, Jr.

          b. If to the Shareholder, to the address set forth on the signature page hereto.

     13. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     15. Further Assurances. The Shareholder further agrees to execute all additional writings, consents and authorizations as may be reasonably requested by HCI to evidence the agreements herein.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                          HOME CHOICE HOLDINGS INC.

                                          By:
                                            ------------------------------------
                                             James G. Steckart
                                            President and Chief Executive
                                             Officer

                                          SHAREHOLDER

                                          --------------------------------------
                                          Name:

                                         No. of Shares Beneficially Owned:

                                          --------------------------------------

                                          Address for Notices:

                                          --------------------------------------

                                          --------------------------------------

                                                                       EXHIBIT B

                      FORM OF STOCKHOLDER VOTING AGREEMENT

     THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") dated as of September 1, 1998, is made by and between Rent-Way, Inc., a Pennsylvania corporation ("Rent-Way") and the stockholder named on the signature page hereto ("Stockholder"). On the date hereof, the Stockholder Beneficially Owns (as defined in Section 11(a) hereof) the number of shares of common stock, par value $.01 per share (the "HCI Shares"), of Home Choice Holdings Inc., a Delaware corporation ("HCI"), set forth next to the Stockholder's name on the signature page hereto.

                              W I T N E S S E T H:

     WHEREAS, HCI and Rent-Way concurrently herewith are entering into an Agreement and Plan of Merger, dated as of September 1, 1998 (the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of HCI with and into Rent-Way, with Rent-Way as the surviving corporation; and

     WHEREAS, as an essential condition and inducement to Rent-Way's execution of the Merger Agreement, Rent-Way has requested that the Stockholder agree, and the Stockholder has agreed, to vote (or consent with regard to) all HCI Shares as to which the Stockholder has voting power in favor of the Merger as provided herein.

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (each, a "Party"), intending to be legally bound hereby, agree as follows:

     1. Voting Agreement. The Stockholder agrees that at any time the Merger Agreement remains in effect, he will vote all Stockholder Shares (as defined below) on matters as to which the Stockholder is entitled to vote at any annual, special or other meeting of the Stockholders of HCI, and at any adjournment or adjournments thereof, or by written consent without a meeting, with respect to all Stockholder Shares, as follows: (i) in favor of authorization, approval and adoption of the Merger Agreement and the Merger and each of the other transactions contemplated by the Merger Agreement; and (ii) against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including without limitation: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving HCI and its subsidiaries; or (B) a sale or transfer of a material amount of assets of HCI and its subsidiaries or a reorganization, recapitalization or liquidation of HCI and its subsidiaries.

     "Stockholder Shares" shall mean the shares of capital stock of HCI (including without limitation the HCI Shares) Beneficially Owned by such Stockholder as of the date hereof, or Beneficially Owned by such Stockholder at any time hereafter (including, without limitation, by way of exercise of options or by way of dividend, distribution, exchange, merger, consolidation, recapitalization, reorganization, stock split, grant of proxy or otherwise) by such Stockholder (as adjusted as set forth herein). The Stockholder hereby agrees to promptly notify Rent-Way in writing of the number of any new Stockholder Shares acquired by the Stockholder, if any, after the date hereof. In the event of any change in the HCI Shares by reason of a stock dividend, stock split, split up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities that constitute Stockholder Shares hereunder shall be adjusted appropriately.

     2. Termination.

          a. This Agreement shall terminate upon the earlier to occur of (i) the termination of the Merger Agreement in accordance with its terms pursuant to Section 9.1, 9.2, 9.3(a), 9.3(b), 9.3(c), 9.4(a), 9.4(b) or 9.4(c)
     thereof, or (ii) the Effective Time (as defined in the Merger Agreement).

          b. Upon termination, this Agreement shall have no further force or effect, except for Section 7 which shall continue to apply to any case, action or proceeding relating to the enforcement of this Agreement.

     3. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to Rent-Way as follows:

          a. Due Authorization. The Stockholder has the legal capacity and all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. As of the date hereof, the Stockholder Beneficially Owns the number of the Stockholder Shares listed on the signature page hereof and specified as so owned with no restrictions on the voting rights (except as specified in this Agreement) or rights of disposition pertaining thereto, which constitute all HCI Shares Beneficially Owned by such Stockholder. Assuming this Agreement has been duly and validly authorized, executed and delivered by Rent-Way, this Agreement constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          b. No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which the Stockholder is a party or by which the Stockholder is bound.

     4. Representations and Warranties of Rent-Way. Rent-Way hereby represents and warrants to the Stockholder as follows:

          a. Due Authorization. Rent-Way has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Rent-Way and this Agreement has been duly executed by a duly authorized officer of Rent-Way. Assuming this Agreement has been duly and validly executed and delivered by the Stockholder, this Agreement constitutes a valid and binding agreement of Rent-Way, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies.

          b. No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by Rent-Way of the transactions contemplated hereby will conflict with or constitute a violation of or default under any contract, commitment, agreement, arrangement or restriction of any kind to which Rent-Way is a party or by which Rent-Way is bound.

     5. No Transfer. Except as provided in this Agreement or the Merger Agreement, the Stockholder hereby agrees, without the prior written consent of Rent-Way, except pursuant to the terms hereof, not to (i) sell, transfer, assign, pledge or otherwise dispose of or hypothecate any of his Stockholder Shares other than to a "Permitted Transferee" (as defined below) and except that the Stockholder may transfer Stockholder Shares to HCI in order to pay the exercise price or withholding taxes applicable in connection with the exercise of employee stock options; (ii) grant any proxies, deposit any Stockholder Shares into a voting trust or enter into a voting agreement with respect to any Stockholder Shares; (iii) take any action that would make any representation or warranty of the Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling the Stockholder from performing his obligations under this Agreement; or (iv) take any action which would jeopardize the treatment of the Merger as a pooling of interests for accounting purposes. For purposes of this Agreement, "Permitted Transferee" shall mean an organization that qualifies for treatment under section 501(c)(3) of the Internal Revenue Code of 1986, as amended. Any Permitted Transferee of Stockholder Shares must become a party to this Agreement and any purported transfer of Stockholder Shares to a person or entity that has not become a party hereto shall be null and void. In furtherance of this Agreement, concurrently herewith the Stockholder shall and hereby does hereby agree to authorize HCI to notify the HCI transfer agent that there is a stop transfer order with respect to all of the Stockholder Shares (and that this Agreement places limits on the voting and transfer of such shares).

     6. Entire Agreement. Other than the Merger Agreement (including the exhibits, schedules and other documents and instruments referred to therein), this Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement among the Parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof; (b) shall not be assigned by operation of law or otherwise without the prior written consent of the other Party hereto;
(c) shall not be amended, altered or modified in any manner whatsoever, except by a written instrument executed by the other Party hereto; and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware (without giving effect to the provisions thereof relating to conflicts of law).

     7. Remedies. The Parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which adequate remedy at law is not available and, therefore, this Agreement must be enforced by specific performance or injunctive relief. The Parties hereto agree that any Party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each Party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any Party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

     8. Legends on Certificates. Until such time as this Agreement shall terminate pursuant to Section 2 hereof, all certificates representing Stockholder Shares shall bear the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDER VOTING AGREEMENT, DATED AS OF SEPTEMBER 1, 1998, BY AND BETWEEN RENT-WAY, INC. AND THE STOCKHOLDER. ANY TRANSFEREE OF THESE SHARES TAKES SUBJECT TO THE TERMS OF SUCH AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF HOME CHOICE HOLDINGS INC.

     9. Parties in Interest. Subject to the provisions of Sections 5 and 6(b) hereof, this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and other legal representatives, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

     10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     11. Definitions. The following terms shall have the following respective meanings:

          a. "Beneficial Owner" has the meaning set forth in Rule 13d-3 of the Rules and Regulations to the Exchange Act, and "Beneficially Owned" and "Beneficially Owns" shall have correlative meanings; provided, however, that for purposes of this Agreement, a person shall be deemed to be the Beneficial Owner of HCI Shares that may be acquired pursuant to the exercise of an option or other right regardless of when such option is exercisable.

          b. "Person" shall mean a corporation, association, partnership, joint venture, organization, business, individual, trust, estate or any other entity or group (within the meaning of Section 13(d)(3) of the Exchange
     Act).

     12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

        a.  If to Rent-Way to:  Rent-Way, Inc.
                                3230 West Lake Road
                                Erie, Pennsylvania 16505
                                Attention: William E. Morgenstern
                                Telephone: (814) 836-0618
                                Facsimile: (814) 835-6908

             with a copy to:    Hodgson, Russ, Andrews, Woods
                                  & Goodyear, LLP
                                1800 One M&T Plaza
                                Buffalo, New York 14203
                                Attention: Robert B. Fleming, Jr.
                                Telephone: (716) 856-4000
                                Facsimile: (716) 849-0349

          b. If to the Stockholder, to the address set forth on the signature page hereto.

     13. Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     15. Further Assurances. The Stockholder further agrees to execute all additional writings, consents and authorizations as may be reasonably requested by Rent-Way to evidence the agreements herein.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                          RENT-WAY, INC.

                                          By:
                                            ------------------------------------
                                            William E. Morgenstern
                                            President and Chief Executive
                                              Officer

                                          STOCKHOLDER

                                          --------------------------------------
                                          Name:

                                          No. of Shares Beneficially Owned:

                                          --------------------------------------

                                          Address for Notices:

                                          --------------------------------------

                                          --------------------------------------

                                                                       EXHIBIT C

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT, dated as of September 1, 1998 (this "Agreement"), by and between RENT-WAY, INC., a Pennsylvania corporation ("Issuer"), and HOME CHOICE HOLDINGS INC., a Delaware corporation ("Grantee").

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer propose to enter into an Agreement and Plan of Merger dated as of September 1, 1998 (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Grantee with and into Issuer, with Issuer as the surviving corporation; and

     WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Issuer and Grantee agree as follows:

     1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 19.9% (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, without par value ("Issuer Common Stock"), of Issuer at a purchase price of $29.42 per Option Share (the "Purchase Price").

     2. Exercise of Option. (a) Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided, however, that, except as provided in the last sentence of this Section 2(a), the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time,
(ii) twelve (12) months after the first occurrence of a Purchase Event or (iii) termination of this Agreement in accordance with Section 11(k); and provided, further that any purchase of shares upon exercise of the Option shall be subject to compliance with Applicable Law. The rights set forth in Sections 7 and 8 shall not terminate when the right to exercise the Option terminates as set forth herein, but shall extend to such time as is provided in Sections 7 and 8, respectively. Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option.

     (b) As used herein, a "Purchase Event" means any of the following events:

          (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding Issuer Common Stock;

          (ii) Issuer or any subsidiary of Issuer, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Grantee or any subsidiary of Grantee) to (A) effect a merger, consolidation or similar transaction involving Issuer or any subsidiary of Issuer, (B) sell, lease or otherwise dispose of assets of Issuer or its subsidiaries representing 15% or more of the consolidated assets of Issuer and its subsidiaries or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); provided, however, that neither (x) any transaction permitted by Section 6.2(c)(ii) nor (y) any merger of a Rent-Way Subsidiary into Rent-Way shall constitute an Acquisition Transaction.

          (iii) any person (other than any person or "group" (as such term is defined under the Exchange Act) that, at the date hereof, beneficially owns or has the right to acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of 10% or more of the outstanding shares of Issuer Common Stock shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding Issuer Common Stock; or

          (iv) the holders of Issuer Common Stock shall not have authorized, approved and adopted the Merger Agreement, the Merger, the Amendment and the issuance of the shares of Common Stock of Issuer in connection with the Merger at the meeting of such stockholders held for the purpose of voting on the Merger Agreement and the Merger, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement and the Merger, in each case after any person (other than Grantee or any subsidiary of Grantee) shall have publicly announced a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) business days nor later than fifteen (15) business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and sale pursuant to the Option cannot be consummated by reason of any Applicable Law, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated.

     (d) Notwithstanding Section 2(c), in no event shall any Closing Date be more than eighteen (18) months after the related Notice Date, and if the Closing Date shall not have occurred within eighteen (18) months after the related Notice Date, the exercise of the Option effected on the Notice Date shall be deemed to have expired.

     3. Payment and Delivery of Certificates. (a) On each Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer in writing an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date.

     (b) At each closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of Applicable Law.

     (c) Certificates for the Option Shares delivered at each closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

     (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer and constitutes a valid and binding obligation of Issuer, enforceable in accordance with its terms.

     (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

     (c) No Conflicts. Except as disclosed pursuant to the Merger Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provision of the Certificate of Incorporation or By-laws of Issuer or any subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any subsidiary of Issuer or their respective properties or assets which violation would have an HCI Material Adverse Effect (as defined in the Merger Agreement).

     (d) Board Action. The Board of Directors of Issuer has taken all necessary action to approve this Agreement and the consummation of the transactions contemplated hereby and the provisions of Section 2538 and Subchapters 25E, 25F, 25G and 25H of the Pennsylvania Business Corporation Law will not apply to this Agreement or the purchase of shares of Issuer Common Stock pursuant to this Agreement.

     5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

     (a) Due Authorization. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee and constitutes a valid and binding obligation of Grantee, enforceable in accordance with its terms.

     (b) No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation pursuant to any provision of the Articles of Incorporation or By-laws of Grantee or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Grantee or its properties or assets which violation would have a Rent-Way Material Adverse Effect (as defined in the Merger Agreement).

     (c) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     6. Adjustment upon Changes in Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option and payment of the aggregate Purchase Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable. Whenever the number of shares of Issuer Common Stock purchasable upon exercise of the Option is adjusted as provided in this Section 6, the Purchase Price shall be adjusted by multiplying the Purchase Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a) and other than in connection with the exercise of stock options of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a subsidiary of Grantee, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a subsidiary of Grantee, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a subsidiary of Grantee, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option") to purchase, at the election of Grantee, of either (X) shares of capital stock of the Acquiring Corporation (as defined below) or (Y) shares of capital stock of any person that controls the Acquiring Corporation.

     (c) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, and (C) the transferee of all or substantially all of Issuer's assets.

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Grantee may elect.

     (d) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Grantee. The issuer of the Substitute Option shall also enter into an agreement with the Grantee of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option. Without limiting the generality of the foregoing, the provisions of Sections 7, 8, 9 and 10 shall apply with respect to the Substitute Option and any securities for which the Substitute Option becomes exercisable with the same effect as if all references to "Issuer" in such Sections were references to the "Substitute Option Issuer," all references to "Issuer Common Stock" were references to "Substitute Common Stock," and all references to the "Option" were references to the "Substitute Option."

     (e) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Applicable Price (as defined below) multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Purchase Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (f), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Grantee.

     (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 6 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     7. Repurchase at the Option of Grantee. (a) At the request of Grantee at any time during the period commencing upon the first occurrence of a Repurchase Event (as defined below) and ending twelve (12) months immediately thereafter, Issuer (or any successor entity thereof) shall repurchase from Grantee (x) the Option, unless the Option shall have expired or been terminated in accordance with the terms hereof, and (y) all shares of Issuer Common Stock purchased by Grantee pursuant to the Option with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 7 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 7 Repurchase Consideration") equal to the sum of:

          (i) the aggregate exercise price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;

          (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

          (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 6) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

     (b) If Grantee exercises its rights under this Section 7, Issuer shall, within ten (10) business days after the Request Date, pay the Section 7 Repurchase Consideration to Grantee in immediately available funds, and Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If any regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 7, Issuer shall promptly give notice of such fact to Grantee and redeliver to Grantee the Option Shares it is then prohibited from repurchasing, and Grantee shall have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the number of shares as to which payment has been made pursuant to Section 7(a)(ii); provided that if the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth (30th) business day after such date, Grantee shall nonetheless have the right so to exercise the Option or exercise its rights under Section 8 until the expiration of such period of thirty (30) business days.

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share at which a tender or exchange offer has been made for shares of Issuer Common Stock after the date hereof and on or prior to the Request Date, (ii) the price per share to be paid by any third party for shares of Issuer Common Stock or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Issuer entered into on or prior to the Request Date or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the New York Stock Exchange (the "NYSE") (or, if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the Nasdaq National Market ("Nasdaq") or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the sixty (60) business days preceding the Request Date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, a "Repurchase Event" means any of the following events:

          (i) the occurrence of any of the Purchase Events specified in Section 2(b)(ii), (iii) or (iv); or

          (ii) there shall have occurred any of the Purchase Events specified in
     Section 2(b)(i) and thereafter the holders of Issuer Common Stock shall not have authorized, approved and adopted the Merger Agreement and the Merger, the Amendment and the issuance of Issuer Common Stock in connection with the Merger at the meeting of such stockholders held for the purpose of voting on the Merger Agreement and the Merger or such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement.

     8. Registration Rights. Issuer shall, if requested by Grantee at any time and from time to time within three (3) years of the first exercise of the Option, as expeditiously as possible, prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially more than 2% of the then outstanding voting power of Issuer. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding sixty (60) days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this Section 8 Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for Grantee under this Section 8; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 8, Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

     9. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE or the Nasdaq, Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE or Nasdaq, as applicable, and will use its best efforts to obtain approval of such listing as soon as practicable.

     10. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     11. Miscellaneous. (a) Expenses. Except as otherwise provided in Sections 7 and 8, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) Entire Agreement; No Third-Party Beneficiary; Severability, etc. Except as otherwise set forth in the Merger Agreement, this Agreement (including the Merger Agreement and the other documents and instruments referred to herein and therein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 2 and 7 (as adjusted pursuant to Section
6), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to any applicable conflicts of law rules.

     (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to Issuer to:  Rent-Way, Inc.
                          One Rent Way Place
                          Erie, Pennsylvania 16505
                          Attention: William E. Morgenstern

        with copies to:   Hodgson, Russ, Andrews, Woods & Goodyear, LLP
                          1800 One M&T Plaza
                          Buffalo, New York 14203
                          Attention: Robert B. Fleming, Jr., Esq.

        If to Grantee to: Home Choice Holdings Inc.
                          714 East Kimbrough Street
                          Mesquite, Texas 75149
                          Attention: James G. Steckart

        with a copy to:   King & Spalding
                          191 Peachtree Street
                          Atlanta, Georgia 30303
                          Attention: John D. Capers, Jr., Esq.

     (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     (k) Termination. This Agreement and all rights and obligations hereunder shall terminate upon the termination of the Merger Agreement prior to the occurrence of a Purchase Event.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                          RENT-WAY, INC.

                                          By:

                                            ------------------------------------
                                            William E. Morgenstern
                                            President

                                          HOME CHOICE HOLDINGS INC.

                                          By:

                                            ------------------------------------
                                            James G. Steckart
                                            President and Chief Executive
                                              Officer

                                                                       EXHIBIT D

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT, dated as of September 1, 1998 (this "Agreement"), by and between HOME CHOICE HOLDINGS INC., a Delaware corporation ("Issuer"), and RENT-WAY, INC., a Pennsylvania corporation ("Grantee").

                              W I T N E S S E T H:

     WHEREAS, Grantee and Issuer propose to enter into an Agreement and Plan of Merger dated as of September 1, 1998 (the "Merger Agreement"; capitalized terms not defined herein shall have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Issuer with and into Grantee, with Grantee as the surviving corporation; and

     WHEREAS, as a condition and inducement to Grantee's willingness to enter into the Merger Agreement, Grantee has requested that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below).

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Issuer and Grantee agree as follows:

     1. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 19.9% (as adjusted as set forth herein) shares (the "Option Shares") of Common Stock, par value $.01 per share ("Issuer Common Stock"), of Issuer at a purchase price of $13.24 per Option Share (the "Purchase Price").

     2. Exercise of Option. (a) Grantee may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event (as defined below); provided, however, that, except as provided in the last sentence of this Section 2(a), the Option shall terminate and be of no further force and effect upon the earliest to occur of (i) the Effective Time,
(ii) twelve (12) months after the first occurrence of a Purchase Event or (iii) termination of this Agreement in accordance with Section 11(k); and provided, further that any purchase of shares upon exercise of the Option shall be subject to compliance with Applicable Law. The rights set forth in Sections 7 and 8 shall not terminate when the right to exercise the Option terminates as set forth herein, but shall extend to such time as is provided in Sections 7 and 8, respectively. Notwithstanding the termination of the Option, Grantee shall be entitled to purchase those Option Shares with respect to which it has exercised the Option in accordance with the terms hereof prior to the termination of the Option.

     (b) As used herein, a "Purchase Event" means any of the following events:

          (i) any person (other than Grantee or any subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or shall have filed a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 10% or more of the then outstanding Issuer Common Stock;

          (ii) Issuer or any subsidiary of Issuer, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any person (other than Grantee or any subsidiary of Grantee) to (A) effect a merger, consolidation or similar transaction involving Issuer or any subsidiary of Issuer, (B) sell, lease or otherwise dispose of assets of Issuer or its subsidiaries representing 15% or more of the consolidated assets of Issuer and its subsidiaries or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of Issuer or any of its subsidiaries (any of the foregoing an "Acquisition Transaction"); provided, however, that any merger of an HCI Subsidiary into HCI shall not constitute an Acquisition Transaction;

          (iii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any group shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 10% or more of the then outstanding Issuer Common Stock; provided, however, that it shall not constitute a Purchase Event for any person who on the date of this Agreement owns or has the right to acquire beneficial ownership of Issue Common Stock to continue to own or to acquire such Issuer Common Stock; or

          (iv) the holders of Issuer Common Stock shall not have authorized, approved and adopted the Merger Agreement and the Merger at the meeting of such stockholders held for the purpose of voting on the Merger Agreement and the Merger, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement and the Merger, in each case after any person (other than Grantee or any subsidiary of Grantee) shall have publicly announced a proposal, or publicly disclosed an intention to make a proposal, to engage in an Acquisition Transaction. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (c) In the event Grantee wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three (3) business days nor later than fifteen (15) business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if the closing of the purchase and sale pursuant to the Option cannot be consummated by reason of any Applicable Law, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated.

     (d) Notwithstanding Section 2(c), in no event shall any Closing Date be more than eighteen (18) months after the related Notice Date, and if the Closing Date shall not have occurred within eighteen (18) months after the related Notice Date, the exercise of the Option effected on the Notice Date shall be deemed to have expired.

     3. Payment and Delivery of Certificates. (a) On each Closing Date, Grantee shall pay to Issuer in immediately available funds by wire transfer to a bank account designated by Issuer in writing an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date.

     (b) At each closing, simultaneously with the delivery of immediately available funds as provided in Section 3(a), Issuer shall deliver to Grantee a certificate or certificates representing the Option Shares to be purchased at such closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, and Grantee shall deliver to Issuer a letter agreeing that Grantee shall not offer to sell or otherwise dispose of such Option Shares in violation of Applicable Law.

     (c) Certificates for the Option Shares delivered at each closing shall be endorsed with a restrictive legend which shall read substantially as follows:

     THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Grantee shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

     4. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

     (a) Due Authorization. Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer and constitutes a valid and binding obligation of Issuer, enforceable in accordance with its terms.

     (b) Authorized Stock. Issuer has taken all necessary corporate and other action to authorize and reserve and, subject to obtaining the governmental and other approvals and consents referred to herein, to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, shares of Issuer Common Stock necessary for Grantee to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 6 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 6, upon issuance pursuant hereto, shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

     (c) No Conflicts. Except as disclosed pursuant to the Merger Agreement, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation pursuant to any provision of the Certificate of Incorporation or By-laws of Issuer or any subsidiary of Issuer or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Issuer or any subsidiary of Issuer or their respective properties or assets which violation would have an HCI Material Adverse Effect (as defined in the Merger Agreement).

     (d) Board Action. The Board of Directors of Issuer has taken all necessary action to approve this Agreement and the consummation of the transactions contemplated hereby and the provisions of Section 243 of the Delaware General Corporation Law will not apply to this Agreement or the purchase of shares of Issuer Common Stock pursuant to this Agreement.

     5. Representations and Warranties of Grantee. Grantee hereby represents and warrants to Issuer that:

     (a) Due Authorization. Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee and constitutes a valid and binding obligation of Grantee, enforceable in accordance with its terms.

     (b) No Conflicts. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not result in any violation pursuant to any provision of the Articles of Incorporation or By-laws of Grantee or, subject to obtaining any approvals or consents contemplated hereby, result in any violation of any loan or credit agreement, note, mortgage, indenture, lease or other agreement, obligation, instrument permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Grantee or its properties or assets which violation would have a Rent-Way Material Adverse Effect (as defined in the Merger Agreement).

     (c) Purchase Not for Distribution. Any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be taken with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Act.

     6. Adjustment upon Changes in Capitalization, etc. (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that Grantee shall receive upon exercise of the Option and payment of the aggregate Purchase Price hereunder the number and class of shares or other securities or property that Grantee would have received in respect of Issuer Common Stock if the Option had been exercised in full immediately prior to such event, or the record date therefor, as applicable. Whenever the number of shares of Issuer Common Stock purchasable upon exercise of the Option is adjusted as provided in this Section 6, the Purchase Price shall be adjusted by multiplying the Purchase Price by a fraction, the numerator of which shall be equal to the number of shares of Issuer Common Stock purchasable prior to the adjustment and the denominator of which shall be equal to the number of shares of Issuer Common Stock purchasable after the adjustment. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 6(a) and other than in connection with the exercise of stock options of Issuer outstanding on the date hereof), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

     (b) In the event that Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or a subsidiary of Grantee, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or a subsidiary of Grantee, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the then outstanding shares of Issuer Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or a subsidiary of Grantee, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option") to purchase, at the election of Grantee, of either (X) shares of capital stock of the Acquiring Corporation (as defined below) or (Y) shares of capital stock of any person that controls the Acquiring Corporation.

     (c) The following terms have the meanings indicated:

          (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, and (C) the transferee of all or substantially all of Issuer's assets.

          (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

          (iii) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Grantee may elect.

     (d) The Substitute Option shall have the same terms as the Option, provided that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Grantee. The issuer of the Substitute Option shall also enter into an agreement with the Grantee of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option. Without limiting the generality of the foregoing, the provisions of Sections 7, 8, 9 and 10 shall apply with respect to the Substitute Option and any securities for which the Substitute Option becomes exercisable with the same effect as if all references to "Issuer" in such Sections were references to the "Substitute Option Issuer," all references to "Issuer Common Stock" were references to "Substitute Common Stock," and all references to the "Option" were references to the "Substitute Option."

     (e) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Applicable Price (as defined below) multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Purchase Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

     (f) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (f), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Grantee equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Grantee.

     (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 6 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

     7. Repurchase at the Option of Grantee. (a) At the request of Grantee at any time during the period commencing upon the first occurrence of a Repurchase Event (as defined below) and ending twelve (12) months immediately thereafter, Issuer (or any successor entity thereof) shall repurchase from Grantee (x) the Option, unless the Option shall have expired or been terminated in accordance with the terms hereof, and (y) all shares of Issuer Common Stock purchased by Grantee pursuant to the Option with respect to which Grantee then has beneficial ownership. The date on which Grantee exercises its rights under this Section 7 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 7 Repurchase Consideration") equal to the sum of:

          (i) the aggregate exercise price paid by Grantee for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Grantee then has beneficial ownership;

          (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 6), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

          (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 6) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Grantee for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Grantee then has beneficial ownership, multiplied by the number of such shares.

     (b) If Grantee exercises its rights under this Section 7, Issuer shall, within ten (10) business days after the Request Date, pay the Section 7 Repurchase Consideration to Grantee in immediately available funds, and Grantee shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Grantee then has beneficial ownership, and Grantee shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. If any regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 7, Issuer shall promptly give notice of such fact to Grantee and redeliver to Grantee the Option Shares it is then prohibited from repurchasing, and Grantee shall have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the number of shares as to which payment has been made pursuant to Section 7(a)(ii); provided that if the Option shall have terminated prior to the date of such notice or shall be scheduled to terminate at any time before the expiration of a period ending on the thirtieth (30th) business day after such date, Grantee shall nonetheless have the right so to exercise the Option or exercise its rights under Section 8 until the expiration of such period of thirty (30) business days.

     (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share at which a tender or exchange offer has been made for shares of Issuer Common Stock after the date hereof and on or prior to the Request Date, (ii) the price per share to be paid by any third party for shares of Issuer Common Stock or the consideration per share to be received by holders of Issuer Common Stock, in each case pursuant to an agreement for a merger or other business combination transaction with Issuer entered into on or prior to the Request Date or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the

New York Stock Exchange (the "NYSE") (or, if Issuer Common Stock is not quoted on the NYSE, the highest bid price per share as quoted on the Nasdaq National Market ("Nasdaq") or, if the shares of Issuer Common Stock are not quoted thereon, on the principal trading market on which such shares are traded as reported by a recognized source) during the sixty (60) business days preceding the Request Date. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Grantee and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

     (d) As used herein, a "Repurchase Event" means any of the following events:

          (i) the occurrence of any of the Purchase Events specified in Section 2(b)(ii), (iii) or (iv); or

          (ii) there shall have occurred any of the Purchase Events specified in
     Section 2(b)(i) and thereafter the holders of Issuer Common Stock shall not have authorized, approved and adopted the Merger Agreement and the Merger at the meeting of such stockholders held for the purpose of voting on the Merger Agreement and the Merger or such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement.

     8. Registration Rights. Issuer shall, if requested by Grantee at any time and from time to time within three (3) years of the first exercise of the Option, as expeditiously as possible, prepare and file up to two registration statements under the Securities Act if such registration is necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Grantee upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Grantee, including a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities under any applicable state securities laws. Grantee agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall own beneficially more than 2% of the then outstanding voting power of Issuer. Issuer shall use all reasonable efforts to cause each such registration statement to become effective, to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective for such period not in excess of 180 days from the day such registration statement first becomes effective as may be reasonably necessary to effect such sale or other disposition. The obligations of Issuer hereunder to file a registration statement and to maintain its effectiveness may be suspended for one or more periods of time not exceeding sixty (60) days in the aggregate if the Board of Directors of Issuer shall have determined that the filing of such registration statement or the maintenance of its effectiveness would require disclosure of nonpublic information that would materially and adversely affect Issuer. Any registration statement prepared and filed under this Section 8, and any sale covered thereby, shall be at Issuer's expense except for underwriting discounts or commissions, brokers' fees and the fees and disbursements of Grantee's counsel related thereto. Grantee shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If during the time period referred to in the first sentence of this Section 8 Issuer effects a registration under the Securities Act of Issuer Common Stock for its own account or for any other stockholders of Issuer (other than on Form S-4 or Form S-8, or any successor form), it shall allow Grantee the right to participate in such registration, and such participation shall not affect the obligation of Issuer to effect two registration statements for Grantee under this Section 8; provided that, if the managing underwriters of such offering advise Issuer in writing that in their opinion the number of shares of Issuer Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, Issuer shall include the shares requested to be included therein by Grantee pro rata with the shares intended to be included therein by Issuer. In connection with any registration pursuant to this Section 8, Issuer and Grantee shall provide each other and any underwriter of the offering with customary representations, warranties, covenants, indemnification and contribution in connection with such registration.

     9. Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then listed on the NYSE or the Nasdaq, Issuer, upon the request of Grantee, will promptly file an application to list the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the NYSE or Nasdaq, as applicable, and will use its best efforts to obtain approval of such listing as soon as practicable.

     10. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Grantee, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

     11. Miscellaneous. (a) Expenses. Except as otherwise provided in Sections 7 and 8, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     (c) Entire Agreement; No Third-Party Beneficiary; Severability, etc. Except as otherwise set forth in the Merger Agreement, this Agreement (including the Merger Agreement and the other documents and instruments referred to herein and therein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state regulatory agency to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Grantee to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 2 and 7 (as adjusted pursuant to Section
6), it is the express intention of Issuer to allow Grantee to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

     (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law rules.

     (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        If to Issuer to:    Home Choice Holdings Inc.
                            714 East Kimbrough Street
                            Mesquite, Texas 75149
                            Attention: James G. Steckart

        with copies to:     King & Spalding
                            191 Peachtree Street
                            Atlanta, Georgia 30303
                            Attention: John D. Capers, Jr., Esq.

        If to Grantee to:   Rent-Way, Inc.
                            One Rent Way Place
                            Erie, Pennsylvania 16505
                            Attention: William E. Morgenstern

        with a copy to:     Hodgson, Russ, Andrews, Woods & Goodyear, LLP
                            1800 One M&T Plaza
                            Buffalo, New York 14203
                            Attention: Robert B. Fleming, Jr., Esq.

     (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

     (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned subsidiary of Grantee. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     (i) Further Assurances. In the event of any exercise of the Option by Grantee, Issuer and Grantee shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

     (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.

     (k) Termination. This Agreement and all rights and obligations hereunder shall terminate upon the termination of the Merger Agreement prior to the occurrence of a Purchase Event.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

                                          HOME CHOICE HOLDINGS INC.

                                          By:

                                            ------------------------------------
                                            James G. Steckart
                                            President and Chief Executive
                                              Officer

                                          RENT-WAY, INC.

                                          By:

                                            ------------------------------------
                                            William E. Morgenstern
                                            President

                                                                       EXHIBIT E

                          FORM OF AFFILIATE AGREEMENT
                             FOR AFFILIATES OF HCI

Rent-Way, Inc.
One Rent Way Place
Erie, Pennsylvania 16505
Attention: William E. Morgenstern

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Home Choice Holdings Inc., a Delaware corporation ("HCI"), as the term "affiliate" is (i) defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") and/or (ii) used in and for purposes of Accounting Series Releases 130 and 135, as amended, of the SEC. Pursuant to the terms of the Agreement and Plan of Merger dated as of September 1, 1998 (the "Merger Agreement") by and between HCI and Rent-Way, Inc., a Pennsylvania corporation ("Rent-Way"), HCI will be merged with and into Rent-Way, with Rent-Way continuing as the surviving corporation (the "Merger"). Capitalized terms used in this letter without definition shall have the meanings assigned to them in the Merger Agreement.

     As a result of the Merger, I may receive shares of Common Stock, without par value, of Rent-Way (the "Rent-Way Common Stock"). I will have received such Rent-Way Common Stock in exchange for shares owned by me of common stock, $.01 par value per share, of HCI (the "Shares").

     1. I hereby represent, warrant and covenant to Rent-Way that in the event I receive my Rent-Way Common Stock as a result of the Merger:

        (a) I shall not make any sale, transfer or other disposition of the Rent-Way Common Stock in violation of the Securities Act or the Rules and Regulations.

        (b) I have carefully read this letter and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Rent-Way Common Stock, to the extent I felt necessary, with my counsel or counsel for HCI.

        (c) I have been advised that the issuance of the Rent-Way Common Stock to me pursuant to the Merger has been registered with the SEC under the Securities Act pursuant to a Registration Statement on Form S-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the stockholders of HCI, (i) I may be deemed to be an affiliate of HCI and
(ii) the distribution by me of the Rent-Way Common Stock has not been registered under the Securities Act, I may not sell, transfer or otherwise dispose of the Rent-Way Common Stock issued to me in the Merger unless, (x) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145 promulgated by the SEC under the Securities Act, (y) such sale, transfer or other disposition has been registered under the Securities Act, or
(z) in the opinion of counsel reasonably acceptable to Rent-Way, such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

        (d) I understand that except as provided for in the Merger Agreement, Rent-Way is under no obligation to register the sale, transfer or other disposition of the Rent-Way Common Stock by me or on my behalf under the Securities Act or, except as provided in paragraph 2(a) below, to take any other action necessary in order to make compliance with an exemption from such registration available.

        (e) I also understand that there will be placed on the certificates for the Rent-Way Common Stock issued to me, or any substitutions therefor, a legend stating in substance:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED SEPTEMBER 1, 1998 BETWEEN THE REGISTERED HOLDER HEREOF AND RENT-WAY, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF RENT-WAY, INC."

        (f) I also understand that unless a sale or transfer is made in conformity with the provisions of Rule 145 or pursuant to a registration statement, Rent-Way reserves the right to put the following legend on the Certificates issued to my transferee:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THESE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

        (g) I further represent to and covenant with Rent-Way that I will not, during the thirty (30) days prior to the Effective Time (as defined in the Merger Agreement), sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to Shares or shares of the capital stock of HCI that I may hold and, furthermore, that I will not sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to the Rent-Way Common Stock received by me in the Merger or any other shares of capital stock of Rent-Way until after such time as results covering at least thirty (30) days of combined operations of HCI and Rent-Way have been published by Rent-Way, in the form of an annual earnings report, a quarterly earnings report, an effective registration statement filed with the SEC or a post-effective amendment to the Registration Statement on Form S-4 filed in connection with the Merger, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations (the period commencing thirty
(30) days prior to the Effective Time and ending on the date of publication of the post-merger financial results is referred to herein as the "Pooling Period"). Rent-Way agrees to notify me in writing of the publication of such results. Notwithstanding the foregoing, I understand that during the Pooling Period, subject to providing written notice to Rent-Way, I will not be prohibited from selling up to 10% of the Rent-Way Common Stock (the "10% Shares") received by me or Shares owned by me or from making charitable contributions or bona fide gifts of the Rent-Way Common Stock received by me or Shares owned by me, subject to the same restrictions. The 10% Shares shall be calculated in accordance with SEC Accounting Series Release 135 as amended by Staff Accounting Bulletin No. 76. I covenant with Rent-Way that I will not sell, transfer or otherwise dispose of any 10% Shares during the period commencing from the Effective Time and ending on the last day of the Pooling Period except in compliance with Rule 145(d)(i) under the Securities Act or pursuant to charitable contributions or bona fide gifts.

        (h) Execution of this agreement should not be considered an admission on my part that I am an "affiliate" of HCI as described in the first paragraph of this agreement, nor as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this agreement.

     2. By Rent-Way's acceptance of this agreement, Rent-Way hereby agrees with me as follows:

        (a) For so long as and to the extent necessary to permit me to sell the Rent-Way Common Stock pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Rent-Way shall (i) use its reasonable best efforts to (x) file, on a timely basis, all reports and date of required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (y) furnish to me upon request a written statement as to whether Rent-Way has complied with such reporting requirements during the twelve (12) months preceding any proposed sale of the Rent-Way Common Stock by me under Rule 145, and (ii) otherwise used its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. I understand that Rent-Way has filed all reports required to be filed with the SEC under Section 13 of the Exchange Act during the preceding twelve (12) months.

        (b) It is understood and agreed that certificates with the legends set forth in paragraphs (1)(e) and (f) above will be substituted by delivery of certificates without such legend if (i) one year shall have elapsed from the date the undersigned acquired the Rent-Way Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then applicable to the undersigned,
(ii) two years shall have elapsed from the date the undersigned acquired the Rent-Way Common Stock in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Rent-Way has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Rent-Way, or a "no-action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 144 and 145 under the Securities Act no longer apply to the undersigned.

        (c) Pursuant to and in accordance with Section 7.13 of the Merger Agreement, Rent-Way shall publish financial results covering at least thirty
(30) days of combined operations as soon as practicable after the Effective
Time.
                                          Very truly yours,

                                          --------------------------------------
                                          Name:

Agreed and accepted,
this __ day ______ of 1998.

RENT-WAY, INC.

By:

    --------------------------------------------------------
    Name:
    Title:

                                                                       EXHIBIT F

                          FORM OF AFFILIATE AGREEMENT
                           FOR AFFILIATES OF RENT-WAY

Home Choice Holdings Inc.
714 East Kimbrough Street
Mesquite, Texas 75149
Attention: John Egeland

Rent-Way, Inc.
One Rent Way Place
Erie, Pennsylvania 16505
Attention: William E. Morgenstern

Ladies and Gentlemen:

     I have been advised that as of date of this agreement I may be deemed to be an "affiliate" of Rent-Way, Inc., a Pennsylvania corporation ("Rent-Way"), as the term "affiliate" is defined for purposes of Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission (the "SEC"). Pursuant to the terms of the Agreement and Plan of Merger dated as of September 1, 1998 (the "Merger Agreement") by and between Rent-Way and Home Choice Holdings Inc., a Delaware corporation ("HCI"), HCI will be merged with and into Rent-Way, with Rent-Way continuing as the surviving corporation (the "Merger"). Capitalized terms used in this Agreement without definition shall have the meanings assigned to them in the Merger Agreement.

     I represent to and covenant with HCI and Rent-Way that I will not, during the thirty (30) days prior to the Effective Time (as defined in the Merger Agreement) and until after such time as results covering at least thirty (30) days of combined operations of HCI and Rent-Way have been published by Rent-Way, in the form of an annual earnings report, a quarterly earnings report, an effective registration statement filed with the SEC or a post-effective amendment to the Registration Statement on Form S-4 filed in connection with the Merger, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes the combined results of operations, sell, transfer or otherwise dispose of or reduce my risk (as contemplated by SEC Accounting Series Release No. 135) with respect to any shares of the capital stock of Rent-Way or HCI that I may hold. Rent-Way agrees to notify me in writing of the publication of such results. Notwithstanding the foregoing, I understand that subject to providing written notice to Rent-Way and subject to SEC Accounting Series Release No. 135 as amended by Staff Accounting Bulletin No. 76, during the forementioned period I will not be prohibited from selling up to 10% of the shares of capital stock of Rent-Way that I hold or from making charitable contributions or bona fide gifts of such capital stock that I hold subject the same restrictions.

     Execution of this agreement should not be considered as an admission on my part that I am an "affiliate" of Rent-Way as described in the first paragraph of this agreement, nor as a waiver of any rights that I may have to object to any claim that I am such an affiliate on or after the date of this agreement.

     By Rent-Way's acceptance of this agreement, Rent-Way hereby agrees with me as follows:

     (a) For so long as and to the extent necessary to permit me to sell Rent-Way Common Stock pursuant to Rule 144 under the Securities Act, Rent-Way shall (i) use its reasonable best efforts to (x) file, on a timely basis, all reports required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (y) furnish to me upon request a written statement as to whether Rent-Way has complied with such reporting requirements during the twelve (12) months preceding any proposed sale of the Rent-Way Common Stock by me under Rule 144, and (ii) otherwise used its reasonable efforts to permit such sales pursuant to Rule 144. I understand that Rent-Way has filed all reports required to be filed with the SEC under
Section 13 of the Exchange Act during the preceding twelve (12) months.

     (b) It is understood and agreed that certificates with legends required by Rule 144 will be substituted by delivery of certificates without such legend if Rent-Way has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Rent-Way, or a "no-action" letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 144 under the Securities Act no longer apply to the undersigned.

     (c) Pursuant to and in accordance with Section 7.13 of the Merger Agreement, Rent-Way shall publish financial results covering at least thirty
(30) days of combined operations as soon as practicable after the Effective
Time.

                                          Very truly yours,

                                          --------------------------------------
                                          Name:

                      [SIGNATURES CONTINUED ON NEXT PAGE]

Agreed and accepted,
this __ day ______ of 1998.

HOME CHOICE HOLDINGS INC.

By:

----------------------------------------------------
   Name:
   Title:

RENT-WAY, INC.

By:

----------------------------------------------------
   Name:
   Title:

                                                                       EXHIBIT G

                           NON-COMPETITION AGREEMENT

     This NON-COMPETITION AGREEMENT (the "Agreement") is entered into as of
            , 1998 (the "Effective Date") by and among Rent-Way, Inc., a Pennsylvania corporation (the "Surviving Corporation"), and George D. Johnson, an individual residing at 1022 Glendalyn Circle, Spartenburg, South Carolina 29302 (the "Executive").

                                    RECITALS

     A. Home Choice Holdings Inc., a Delaware corporation (the "Company") and the Surviving Corporation have entered into a certain Agreement and Plan of Merger dated as of September 1, 1998 (the "Merger Agreement"), pursuant to which the Company will merge with and into the Surviving Corporation (the "Merger"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Merger Agreement.

     B. The Executive is a major stockholder of the Company and has had extensive experience in the rental purchase industry as a director, stockholder and executive of the Company and its predecessors and subsidiaries.

     C. It is a condition to the Surviving Corporation's obligations to consummate the transactions contemplated by the Merger Agreement that the Executive enter into this Non-Competition Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and affirmed, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   AGREEMENT

     1. Non-Competition. As material consideration for the Surviving Corporation's performance of its obligations under and as provided for in the Merger Agreement, for all benefits to be conferred on the Executive and his affiliates pursuant to and in connection with the transactions contemplated by the Merger Agreement, and in order to protect the confidential information of the Company and the Surviving Corporation, Executive covenants and agrees, for the benefit of the Surviving Corporation and each subsidiary of the Surviving Corporation, that for three years after the Effective Date the Executive shall not, directly or indirectly, do any of the following:

     (a) engage in any rental purchase, rental or rent-to-own business or any related business activities that are competitive with the current rental purchase, rental, rent-to-own and related business of the Company or of the Surviving Corporation in the states, or otherwise within a twenty-five mile radius of any store location, at which the Surviving Corporation conducts or at which, immediately prior to the Merger, the Company conducted its rental purchase, rental, rent-to-own and related business all of which states and locations are set forth on Exhibit A attached hereto [TO BE ATTACHED AT SIGNING]. As used herein, the term "engage in any business" shall mean and be deemed to include, but not be limited to: (i) directly engaging in a business; or (ii) carrying on a business through: (a) a general or limited or partnership in which Executive is a general or limited partner; (b) any joint venture in which Executive is an owner; or (c) any corporation in which Executive is an officer, director, employee, shareholder, option holder or consultant. Notwithstanding the foregoing, the Executive shall be entitled (A) to own Rent-Way Common Stock, including RWI Shares received in connection with the Merger and (B) to purchase or own, solely as a passive investment, up to two percent (2%) of the issued and outstanding shares of any securities of any corporation the shares of common stock of which are traded on a national securities exchange or on the Nasdaq National Market which is engaged in business that is competitive to that of the Surviving Corporation; provided that Executive renders no advice of any kind to management of such corporation and does not actively participate in or control, directly or indirectly, any investment or other decision with respect to such corporation or other entity without the express prior written consent of Surviving Corporation exercisable in its sole discretion;

     (b) solicit any employee of the Surviving Corporation with whom the Executive has had contact or any subsidiary of the Surviving Corporation with whom the Executive has had contact to terminate his or her employment with the Surviving Corporation or such subsidiary of the Surviving Corporation; or

     (c) intentionally cause, by word or deed, any person, firm, corporation or other entity having a business relationship with the Surviving Corporation or any subsidiary of the Surviving Corporation to sever such relationship with, or commit any act inimical to, the Surviving Corporation or such subsidiary of the Surviving Corporation.

     2. Confidentiality. As material consideration for the Surviving Corporation's performance of its obligations under and as provided for in the Merger Agreement, for all benefits to be conferred on Executive and his affiliates pursuant to and in connection with the consummation of the transactions contemplated by the Merger Agreement, and in order to protect the confidential information of the Company and the Surviving Corporation and their subsidiaries, Executive covenants and agrees, for the benefit of the Surviving Corporation and each subsidiary of the Surviving Corporation, that the Executive shall not for a period of three years after the Effective Date use for his personal benefit, or disclose, communicate, or divulge to, or use for the direct or indirect benefit of any person, firm, association, or company other than the Surviving Corporation or any subsidiary of the Surviving Corporation, any Confidential Information. "Confidential Information" means information relating to the products, services, customers, or operations of the Company, the Surviving Corporation or any subsidiary of the Surviving Corporation, that (a) is not generally known, (b) is or was proprietary to the Company, the Surviving Corporation or any subsidiary of the Surviving Corporation, and (c) is made known to Executive or learned or acquired by Executive while serving the Company, or any subsidiary or predecessor thereof, in any capacity. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing matters that becomes publicly available through no fault of Executive.

     3. Remedies; Resolution of Disputes. The parties hereto acknowledge that the Surviving Corporation and each subsidiary of the Surviving Corporation would be irreparably harmed by a breach of this Agreement by Executive and that it would not be possible to estimate damages resulting from such a breach and, consequently, the parties hereto agree that the Surviving Corporation and each subsidiary of the Surviving Corporation (each of which may act alone to enforce the provisions of this Agreement) shall be entitled to injunctive or other equitable relief to prevent a breach or continuing breach of this Agreement, or any part hereof, and to secure the enforcement of this Agreement, in addition to any other remedy which may be available to the Surviving Corporation or each subsidiary of the Surviving Corporation at law or in equity, and shall be entitled to recover from Executive reasonable attorneys' fees and all costs and expenses incurred in connection with any such action.

     4. Amendment; Waiver. This Agreement may not be amended or modified except by a writing signed by each of Executive and the Surviving Corporation. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver of any other provision constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     5. Entire Agreement. This Agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by the Company or Surviving Corporation (or by any director, officer or representative of the Surviving Corporation or Company) or by Executive with respect to the subject matter hereof. This Agreement constitutes the entire agreement by and between the parties hereto with respect to the subject matter hereof.

     6. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given on the earlier of (a) the date actually received by the party in question, by whatever means and however addressed, or (b) the date sent if sent by telecopy (answerback received), or on the date of personal delivery if delivered by hand, or on the date signed for if sent by an overnight delivery service, to the following addresses, or to such other address for a party as shall be specified by like notice:

                                  To Executive:

                                  George D. Johnson
                                  1022 Glendalyn Circle
                                  Spartenburg, South Carolina 29302
                                  Telecopier: (864) 585-9244

                                  With a copy to:

                                  King & Spalding
                                  191 Peachtree Street
                                  Atlanta, Georgia 30303
                                  Attn: John D. Capers, Jr.
                                  Telecopy: (404) 572-5100

                                  To Surviving Corporation:

                                  Rent-Way, Inc.
                                  One Rent-Way Place
                                  Erie, Pennsylvania 16505
                                  Telecopy: (814) 455-3267
                                  Attention: President

                                  With a copy to:

                                  Hodgson, Russ, Andrews, Woods & Goodyear, LLP 1800 One M&T Plaza
                                  Buffalo, New York 14203
                                  Attn: Robert B. Fleming, Jr.
                                  Telecopy: (716) 849-0349

     The failure of any party to deliver any notice to any of the above persons specified to receive copies of notices, demands or requests shall not limit the effectiveness of any notice given in accordance herewith to either Executive or Surviving Corporation. The foregoing shall not preclude the effectiveness of actual written notice actually received by any party delivered by any means other than those specified above.

     7. Assignment; Successors; Benefits. This Agreement shall not be assignable by the parties hereto, except that Surviving Corporation may assign its rights and obligations hereunder to any affiliate of Surviving Corporation that directly or indirectly acquires all or substantially all of the assets of Surviving Corporation whether by sale, merger, consolidation, reorganization or otherwise. The parties hereto acknowledge and agree that each subsidiary of the Surviving Corporation shall be a third party beneficiary of this Agreement. Nothing herein, expressed or implied, is intended to or shall confer on any person other than the parties hereto (and each subsidiary of the Surviving Corporation) and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     8. Construction; Severability. (a) It is the agreement of the parties hereto that the maximum protection available under the law shall be provided to the Surviving Corporation and each subsidiary of the Surviving Corporation by this Agreement, to protect the Company's, the Surviving Corporation's and each such subsidiary's interest in the assets and business acquired under the terms of the Merger Agreement and that, if the restrictions hereby imposed are held by a court to be unreasonably broad in time, territory or scope, this Agreement shall be construed to impose such restrictions in this regard as are not unreasonable as to time, territory or scope, as the case may be.

     (b) In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein and, in lieu and reformation of each such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to cause such illegal, invalid and unenforceable provision to be legal, valid and enforceable.

     9. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which taken together will constitute one and the same instrument.

     10. Headings. The headings set forth in this Agreement are for convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

     11. Further Assurances. After the date hereof, each party shall from time to time, at the request of the other party and without further cost or expense to such party, execute and deliver such other instruments and take such other actions as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby.

     12. Governing Law. This Agreement, including, without limitation, the interpretation, construction, validity and enforceability hereof, shall be governed by the internal laws of the State of Delaware without regard to the principles of conflict of laws thereof.

     13. Submission to Jurisdiction. (a) Any legal action or proceeding with respect to this Agreement, the Shares or any document related thereto may be brought in the courts of the State of Delaware or of the United States of America for the Western District of Delaware, and, by execution and delivery of this Agreement, each party hereby accepts generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     (b) Each party irrevocably consents to the service of process of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, respectively, at its address provided herein.

     (c) Nothing contained in this Section 13 shall affect the right of any party hereto to serve process in any other manner permitted by law.

     14. Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Non-Competition Agreement as of the date first above written.

                                          --------------------------------------
                                          George D. Johnson

                                          RENT-WAY, INC.

                                          By:

                                            ------------------------------------

                                          Name:

                                              ----------------------------------

                                          Title:

                                             -----------------------------------